UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aqua America, Inc.

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AQUA AMERICA, INC.

2016 ANNUAL MEETING OF SHAREHOLDERS

Christopher Franklin President & CEO

LETTER FROM THE CHIEF EXECUTIVE OFFICER

TO OUR SHAREHOLDERS

Dear Fellow Shareholder,

We are pleased to invite you to our 2016 Annual Meeting of Shareholders that will be held on Friday, May 6, 2016 at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 at 8:30 A.M. local time.

This year marks the Company’s 130th anniversary – a milestone that very few American companies are able to achieve, and one of which we are very proud. Aqua’s rich history has seen tremendous growth, especially over the last two decades. We are excited for the growth opportunities our great company has in the coming years.

The new leadership team, established in 2015, experienced a number of notable accomplishments:

•	Revenues increased 4.4 percent to $814.2 million from $779.9 million in 2014.

•	Adjusted income from continuing operations per share was $1.26 compared to $1.20 in 2014 (non-GAAP financial measure)*.

•	The Board of Directors approved a 7.9 percent increase in the quarterly dividend.

•	We internally funded our entire 2015 capital investment program of $364.7 million to improve our distribution network and enhance water quality and reliability for our customers.

•	We increased our total customer connection count by 1.9 percent, which includes additional customers from organic and acquisition growth.

•	Standard and Poors reaffirmed their A+ rating for Aqua Pennsylvania.

•	Our total shareholder return was 14.18 percent in 2015, compared to 1.38 percent for the S&P 500 Index and -5.94% for the S&P MidCap 400 Utilities Index.

*2015 income from continuing operations per share was $1.14; adjusted income is a non-GAAP financial measure that excludes Aqua’s share of a noncash joint venture impairment charge.

Speaking on behalf of the entire new leadership team, we remain focused on investing in upgrading aging infrastructure, supporting the communities we serve, continuing to add customer connections through prudent acquisitions to share our financial strength and operational expertise with new communities, and refining and developing our market-based operations – all to provide shareholder value. I am honored to serve as the new president and CEO of Aqua America, Inc., and look forward to seeing you at our annual meeting in May.

Sincerely,

AQUA AMERICA, INC.

762 W. Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, May 6, 2016 at 8:30 A.M. local time

The Annual Meeting of Shareholders of AQUA AMERICA, INC. (the “Company”) will be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 on Friday, May 6, 2016, at 8:30 A.M., local time, for the following purposes:

1.	To consider and take action on the election of eight nominees for directors;

2.	To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2016 fiscal year;

3.	To consider and take action on an advisory vote on the compensation paid to the Company’s named executive officers for 2015, as disclosed in the Proxy Statement; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 7, 2016 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING

Secretary

March 23, 2016

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting. See our questions and answers about the meeting and the voting section for information about voting by telephone or internet, how to revoke a proxy and how to vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2016

The Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to Shareholders

are available at: http://ir.aquaamerica.com/

AQUA AMERICA, INC.

762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held on Friday, May 6, 2016 and at any adjournments or postponements thereof (“2016 Annual Meeting” or the “meeting”).

The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement at the rate suggested by the New York Stock Exchange (the “NYSE”) of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to Alliance Advisors LLC for normal proxy solicitation does not exceed $7,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), the Company is now furnishing proxy materials to many of its shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a notice of availability over the Internet of the proxy materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. The Notice is being sent to shareholders of record as of March 7, 2016 on or about March 25, 2016. Proxy materials, which include the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2015, including financial statements and other information with respect to the Company and its subsidiaries (the “Annual Report”), are first being made available to shareholders of record as of March 7, 2016, on or about March 25, 2016. Additional copies of the Annual Report may be obtained by writing to the Company at the address and in the manner set forth under “Additional Information” on page 72.

PURPOSE OF THE MEETING

As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to:

•	Consider and take action on the election of eight nominees for directors;

•	Consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2016 fiscal year;

•	Consider and take action on a non-binding advisory vote on the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement; and

•	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

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QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Who is entitled to vote?

Holders of shares of the Company’s Common Stock (the “Common Stock”) of record at the close of business on March 7, 2016 are entitled to vote at the meeting.

Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

How many shares can vote?

As of March 7, 2016, there were 177,218,592 shares of Common Stock outstanding and entitled to be voted at the meeting.

How do I cast my vote?

Shares can be voted in the following four ways:

•	in person at the meeting;

•	by proxy at the meeting;
•	electronically via the Internet, according to the instructions set out on the proxy card; and

•	by telephone, according to the instructions set out on the proxy card.

What is the proxy?

The proxy card or electronic proxy that you are being asked to give is a means by which a shareholder may authorize the voting of his or her shares at the meeting if he or she is unable to attend in person. The individuals to whom you are giving a proxy to vote your shares are Christopher P. Luning, our senior vice president, general counsel and secretary, and David P. Smeltzer, our executive vice president and chief financial officer.

The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy, or voting via telephone. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

If a proxy is executed, can a shareholder still attend the meeting in person?

Yes. Execution of the accompanying proxy or voting through an electronic proxy or voting by telephone will not affect a shareholder’s right to attend the meeting and, if desired, vote in person. You can submit a proxy and still attend the meeting without voting in person.

Can a shareholder revoke or change his or her vote?

Yes. Any shareholder giving a proxy card or voting by electronic proxy or voting by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

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What are the voting requirements for the Board of Directors to take action on the proposals discussed in the Proxy Statement?

The Company’s Articles of Incorporation and Bylaws, as amended, provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting, other than the election of directors, on the recommendation of a vote of a majority of the entire Board of Directors. Abstentions and broker non-votes, if any, will have no effect with respect to such matters, other than for purposes of determining the presence of a quorum.

The Company’s Bylaws also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting, other than the election of directors, without the recommendation of a vote of a majority of the entire Board of Directors.

What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting of shareholders for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of

PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or the advisory vote on the compensation paid to the Company’s named executive officers for 2015 without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur.

YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE PROXY CARD OR SUBMIT AN ELECTRONIC PROXY, VOTE TELEPHONICALLY OR PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

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PROPOSALS UNDER CONSIDERATION AT THIS MEETING

How are directors elected?

Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality of the votes cast at the meeting. A description of the Company’s majority voting resignation policy is set forth in the answer to the question below. Votes may be cast FOR or WITHHOLD for each nominee. Broker non-votes will be excluded entirely from the vote to elect directors and will have no effect, other than for purposes of determining the presence of a quorum. The director nominees who receive the highest number of votes up to the number of directors to be elected will be elected at the meeting. All of the directors elected at the 2016 Annual Meeting will be elected for one year terms expiring at the 2017 Annual Meeting and until their successors are duly elected and qualified.

What if an incumbent director receives more WITHHOLD votes than FOR votes in an uncontested election?

In 2011, the Board of Directors adopted a majority voting resignation policy for the election of directors in uncontested elections. Under this policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election shall promptly tender his or her resignation to the Board of Directors. The Board shall evaluate the relevant facts and circumstances in connection with such director’s resignation, giving due consideration to the best interests of the Company and its shareholders. Within 90 days after the election, the independent directors shall make a decision on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will promptly disclose publicly its decision and the reasons for its decision.

The Board of Directors believes that this process enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board of Directors appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its shareholders.

The Company’s majority voting resignation policy is set forth in the Company’s Corporate Governance Guidelines. Copies of the Corporate Governance Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

Why are the shareholders asked to vote on the ratification of the selection of the independent registered public accounting firm?

The Audit Committee of our Board of Directors carefully considers the qualifications of the independent auditors before engaging them to conduct an audit, and has the oversight authority with respect to the performance of the independent auditors. The Board of Directors thinks it is important to provide an opportunity for the shareholders to voice any concern with respect to the independent auditors selected, which is the reason for this ratification vote. Under the

Company’s Articles of Incorporation and Bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2016 fiscal year. Abstentions will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

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What is the impact of the advisory vote on the compensation paid to the Company’s named executive officers?

The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, value the opinions of the Company’s shareholders and expect to take into account the outcome of the non-binding advisory vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

PROCESS FOR SUBMITTING SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Who can submit a shareholder proposal at an Annual Meeting?

Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s Proxy Materials, which are this Proxy Statement and the form of proxy attached, for consideration at an

Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended.

What is the deadline for submitting shareholder proposals for inclusion in the Company’s Proxy Materials for the next Annual Meeting?

To be eligible for inclusion in the Company’s Proxy Materials relating to the 2017 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than November 23, 2016.

What is the deadline for proposing business to be considered at the next Annual Meeting, but not to have the proposed business included in the Company’s Proxy Materials?

A shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2017 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials) not earlier than January 8, 2017 nor later than February 7, 2017. The notice must meet certain other requirements set forth in the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below:

Proposals, notices and requests for copy by our Bylaws should be addressed as follows:

CORPORATE SECRETARY

AQUA AMERICA, INC.

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

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NOMINATING CANDIDATES FOR DIRECTOR

How does a shareholder nominate a director for election to the Board of Directors at the 2016 Annual Meeting?

A shareholder entitled to vote for the election of directors may make a nomination for director provided that written notice (the “Nomination Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2016 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

Section 4.14 of the Company’s Bylaws requires the Nomination Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Nomination Notice must contain or be accompanied by the following information:

1.	Residence of the shareholder who intends to make the nomination;
2.	A representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice;

3.	Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

4.	A description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

5.	The consent of each nominee to serve as a director of the Company if so elected.

What is the deadline for submitting a Nomination Notice for the 2016 Annual Meeting?

Pursuant to the above requirements, a Nomination Notice for the 2016 Annual Meeting must be received by the Secretary of the Company no later than April 22, 2016.

CONSIDERATION OF DIRECTOR CANDIDATES

Who chooses director candidates?

The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, consideration of candidates proposed by shareholders, meetings from time to time to evaluate potential candidates and interviews of selected candidates.

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How are director candidates evaluated?

In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background and their expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, demographic (including, without limitation, race, gender and national origin), expertise and experience. Due consideration will also be given to the position the candidate holds at the time of his or her nomination and his or her capabilities to advance the Company’s interests with its various constituencies. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

What is the deadline for submitting a shareholder recommendation for a director candidate at the 2017 Annual Meeting?

If you would like a director candidate considered by the Corporate Governance Committee for selection as a nominee at the 2017 Annual Meeting, such recommendation should be submitted to the Chairperson of the Corporate Governance

Committee at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders—that is, with respect to the 2017 Annual Meeting, no later than November 23, 2016.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

CORPORATE SECRETARY

AQUA AMERICA, INC.

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the lead independent director.

THE INDEPENDENT DIRECTORS OR

LEAD INDEPENDENT DIRECTOR

AQUA AMERICA, INC.

C/O CORPORATE SECRETARY

762 W. LANCASTER AVENUE

BRYN MAWR, PA 19010

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

All of the directors who are elected, will be elected for a one-year term expiring at the 2017 Annual Meeting, and until their successors are duly elected and qualified. In accordance with the Company’s Corporate Governance Guidelines, the Chairperson of the Corporate Governance Committee reported to the Corporate Governance Committee that Christopher H. Franklin, Nicholas DeBenedictis, Carolyn J. Burke, Richard H. Glanton, Lon R. Greenberg, William P. Hankowsky, Wendell F. Holland, and Ellen T. Ruff would be willing to serve on the Board of Directors, if elected. The Corporate Governance Committee reviewed the qualifications of the directors in relation to the criteria for candidates for nomination for election to the Board of Directors under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Mr. Franklin, Mr. DeBenedictis, Ms. Burke, Mr. Glanton, Mr. Greenberg, Mr. Hankowsky, Mr. Holland, and Ms. Ruff, for election as directors at the 2016 Annual Meeting, with each nominee abstaining from the vote with respect to his or her nomination.

Therefore, eight directors will stand for election by a majority of the votes cast at the 2016 Annual Meeting. At the 2016 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card or the record holder does not have discretionary voting power under the NYSE rules (see “What is the proxy?” on page 2 and “Proposals Under Consideration at This Meeting” on page 4). Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

INFORMATION REGARDING NOMINEES

For each of the eight nominees for election as directors at the 2016 Annual Meeting, set forth below is information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, the directorships of public companies and other organizations held by each and the experience, qualifications, attributes or skills that, in the opinion of the Corporate Governance Committee and the Board of Directors make the individual qualified to serve as a director of the Company. The chart below summarizes the experience, qualifications, attributes, and skills of each of the nominees.

Experience, Qualifications, Attributes and Skills	Utility Industry	Regulatory	Financial	Legal/ Government	Leadership
FRANKLIN	X	X	X	X	X
DEBENEDICTIS	X	X	X	X	X
BURKE	X	X	X		X
GLANTON				X	X
GREENBERG	X	X	X	X	X
HANKOWSKY			X	X	X
HOLLAND	X	X		X	X
RUFF	X	X		X	X

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NOMINEES FOR ELECTION AT THE 2016 ANNUAL MEETING

CHRISTOPHER H. FRANKLIN PRESIDENT AND CHIEF EXECUTIVE OFFICER, AQUA AMERICA, INC. AGE: 50 DIRECTOR SINCE 2015 MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Christopher H. Franklin is President and Chief Executive Officer of Aqua America. Previously, Mr. Franklin served as the Executive Vice President and President and Chief Operating Officer, Regulated Operations (January 2012 to 2015); Regional President—Midwest and Southern Operations and Senior Vice President, Public Affairs (January 2010 to January 2012); Regional President—Southern Operations and Senior Vice President, Public Affairs and Customer Relations (February 2007 to 2010); Vice President, Public Affairs and Customer Relations (May 2005 to February 2007); Vice President, Corporate and Public Affairs (1997 to May 2005); and Manager Corporate & Public Affairs (January 1992 to 1997).

Qualifications: Since joining Aqua America in December 1992 as manager, corporate and public affairs, Mr. Franklin headed several successful projects, including advocacy for the passage of legislation designed to provide customers of state-regulated water and wastewater utilities with improved water quality and better water and wastewater systems while allowing a fair and reasonable return for shareholders. Mr. Franklin also attained national print and broadcast media coverage for the company, changed the name and rebranded the company and its subsidiaries, and expanded its investor relations outreach to increase analyst coverage of the company. Before joining Aqua America, Mr. Franklin worked at PECO Energy Company (an Exelon company) where he was regional, civic and economic development officer, responsible for the review, recommendation and promotion of economic development initiatives in the Philadelphia region. Mr. Franklin earned his B.S. from West Chester University and his M.B.A. from Villanova University and serves on the board of directors of ITC Inc. (NYSE: ITC), where he chairs the board committee on operations and serves on the board audit committee. ITC is an electric transmission utility headquartered in Novi, Michigan. In addition, Mr. Franklin is active in the community and serves on the following nonprofit boards: University of Pennsylvania Board of Trustees, Philadelphia, PA and West Chester University’s Council of Trustees, West Chester, PA.

NICHOLAS DEBENEDICTIS

NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS AND FORMER CEO, AQUA AMERICA, INC.

AGE: 70

DIRECTOR SINCE 1992

MEMBER, EXECUTIVE COMMITTEE

MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Mr. DeBenedictis retired as Chief Executive Officer of the Company on June 30, 2015 and currently serves as non-executive Chairman of the Board, a position that he has held since July 2015. Mr. DeBenedictis has been Chairman of the Board since May 1993. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (an Exelon Corporation). From December 1986 to

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April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, P.H. Glatfelter Company and Mistras Group. He also serves on the Boards of Pennsylvania area non-profit, civic and business organizations

Qualifications: In addition to his knowledge and experience as the Company’s Chief Executive Officer from 1992 to 2015, and his prior experience as a senior executive of a major electric utility, Mr. DeBenedictis has experience as the head of Pennsylvania’s environmental regulatory agency. He serves as a director of three other public companies, including, from time to time, as a member of the corporate governance, audit, finance and compensation committees of those companies. Mr. DeBenedictis has also held leadership positions with various, educational, business, civic and charitable institutions. The Board of Directors views Mr. DeBenedictis’ experience with various aspects of the utility industry and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. DeBenedictis should serve as a director of the Company.

CAROLYN J. BURKE EXECUTIVE VP BUSINESS OPERATIONS AND SYSTEMS, DYNEGY, INC. AGE: 49

Biography: This is the first nomination of Carolyn Burke as a director of the Company. Ms. Burke serves as Executive Vice President, Business Operations and Systems at Dynegy, Inc with overall responsibility for Supply Chain, Safety, Environmental, Information Technology, Construction & Engineering, Outage Services and PRIDE-Dynegy’s signature continuous margin and process improvement program. She also retains her role as Chief Integration Officer with overall responsibility for integration activities, most recently for Dynegy’s $6 billion EquiPower Corp. and Duke merchant portfolio acquisitions, and Dynegy’s project management office. From 2011 to 2014, Ms. Burke served as Dynegy’s Chief Administrative Officer with overall responsibility for corporate functions including Communications, Human Resources, Information Technology, Investor Relations and Regulatory Affairs. Prior to joining Dynegy, Ms. Burke served as Global Controller for J.P. Morgan’s Global Commodities business. She was also NRG Energy’s Vice President and Corporate Controller from 2006 to 2008 and Executive Director of Planning and Analysis from 2004 to 2006. Early in her career, she held various key financial roles at Yale University, the University of Pennsylvania and at Atlantic Richfield Company (now British Petroleum). Ms. Burke graduated from Wellesley College with a BA in Economics and Political Science and earned her MBA at The University Chicago Booth School of Business.

Qualifications: Ms. Burke has over 20 years of experience in various roles within the energy and infrastructure industry with responsibilities ranging from accounting and finance, to information technology and human resources to operations and environmental compliance. The Board of Directors views Ms. Burke’s independence, her broad experience in finance and operations, and her leadership roles within the industry as important qualifications, skills and experience that support the Board of Directors’ conclusion that Ms. Burke should serve as a director of the Company.

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RICHARD H. GLANTON

LEAD INDEPENDENT DIRECTOR, AQUA AMERICA, INC.

FOUNDER, CHAIRMAN AND CEO, ELECTEDFACE INC.

AGE: 69

DIRECTOR SINCE 1995

MEMBER, EXECUTIVE COMMITTEE

CHAIR, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Mr. Glanton is Founder, Chairman and Chief Executive Officer of ElectedFace Inc., an on-line social media website which consolidates 21 of the most proven and popular social media features and functions into one platform to connect individuals and organizations of all types, including government officials and agencies, educational institutions and their leaders, businesses, faith groups, cultural icons and establishments, and community organizations and associations. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003 to 2008. From 1983 to 2003, he was a partner at the law firms of Wolf Block LLP (1983 to 1986) and Reed Smith LLP (1986 to 2003). Mr. Glanton is a director of The GEO Group, Inc. and Mistras Group, Inc.

Qualifications: Mr. Glanton has more than 25 years of legal experience in law firms and 13 years of executive experience as President of The Barnes Foundation for more than eight years from 1990 to 1998 and at Exelon Corporation. Mr. Glanton has approximately 29 years of continuous experience serving on boards of publicly traded companies. He has served as a director on boards of five publicly traded companies, four of which are traded on the NYSE and one, CGU, is traded on the United Kingdom Stock Exchange. He served as a Director of CGU of North America, a British-based Insurance Company, from 1983 to 2003 when it was sold to White Mountain Group of Exeter, New Hampshire and Berkshire Hathaway. He was a member of both its Executive and Audit Committees during his 20-year tenure on that board. From 1990 until 2003, he served as Director of PECO Energy/Exelon Corporation Boards until he resigned to assume a senior management position within the company at the request of its Chairman. He served on the Executive, Audit and Governance Committees of PECO/Exelon. He has been a director of the GEO Group since 1998, where he serves on its three member Executive Committee, and as Chairman of the Audit and Finance Committee and a member of its Governance and Compensation Committees. The Board has determined that Mr. Glanton is an independent director. The Board of Directors views Mr. Glanton’s independence, his experience in utility acquisitions, his experience as a director of other publicly traded companies and his demonstrated leadership roles in other business activities as important qualifications, skills and experience that support the Board of Directors’ conclusion that Mr. Glanton should serve as a director of the Company.

LON R. GREENBERG CHAIRMAN EMERITAS OF THE BOARD AND RETIRED CEO, UGI CORPORATION AGE: 65 DIRECTOR SINCE 2005 CHAIR, EXECUTIVE COMPENSATION COMMITTEE MEMBER, EXECUTIVE COMMITTEE MEMBER, AUDIT COMMITTEE

Biography: Mr. Greenberg retired from his position as non-executive Chairman of the Board of Directors of UGI Corporation on January 28, 2016, where he served as Chairman since August 1996 and Chief Executive Officer since August 1995, until his retirement in April 2013. He was formerly President (July 1994 to

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August 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg is a member of the Board of Trustees of Temple University and the Chairman of the Board of Trustees of the Temple University Health System. Mr. Greenberg also serves as a director of Ameriprise Financial, Inc. and AmerisourceBergen Corporation.

Qualifications: Mr. Greenberg has over 20 years of experience in various executive, legal and corporate development roles with a major gas utility and energy services company and international distributor of propane. He was also Chairman of the nation’s largest retail propane marketer and he serves as a director for a NYSE listed financial planning, products and services company, as well as a NYSE listed global pharmaceutical sourcing and distribution services company. He is a member of the Board of Trustees of a major university in Philadelphia and the university’s health system. Mr. Greenberg has served as a member of the Company’s Executive Compensation Committee since 2005, and was appointed Committee Chairman in 2015. He has served as a member of the Company’s Audit Committee since 2009, serving as Chairman from 2012 through 2015. Mr. Greenberg has also held leadership positions with various civic and charitable institutions. The Board of Directors has determined that Mr. Greenberg is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Greenberg’s independence, his experience with various aspects of the utility industry, his experience as an executive of a non-utility business and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience that support the Board of Directors’ conclusion that Mr. Greenberg should serve as a director of the Company.

WILLIAM P. HANKOWSKY

CHAIRMAN, PRESIDENT AND CEO, LIBERTY PROPERTY TRUST

AGE: 65

DIRECTOR SINCE 2004

CHAIR, AUDIT COMMITTEE

MEMBER, EXECUTIVE COMMITTEE

MEMBER, CORPORATE GOVERNANCE COMMITTEE

MEMBER, EXECUTIVE COMPENSATION COMMITTEE

Biography: Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Directors of Citizens Financial Group and on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau and the Pennsylvania Academy of Fine Arts.

Qualifications: Mr. Hankowsky has over 35 years of experience managing public, private and non-profit organizations, including eleven years as Chairman and Chief Executive Officer of Liberty Property Trust, a publicly traded Real Estate Investment Trust which owns 100 million square feet of office and industrial space in over 24 markets throughout the United States and the United Kingdom. He has experience in financing, acquisitions and real estate matters across the United States. Mr. Hankowsky has also held leadership positions with various cultural and civic institutions in the greater Philadelphia region. The Board of Directors has determined that Mr. Hankowsky is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Hankowsky’s independence, his experience with real estate, financing and acquisitions and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hankowsky should serve as a director of the Company.

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WENDELL F. HOLLAND PARTNER, CFSD GROUP, LLC AGE: 64 DIRECTOR SINCE 2011 MEMBER, CORPORATE GOVERNANCE COMMITTEE MEMBER, RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

Biography: Mr. Holland has been a partner in CFSD Group, LLC, advisors for local and regional utility financing, since July 2009. Mr. Holland was partner in the law firm of Saul Ewing, LLP from October 2008 to September 2013. Mr. Holland served as Chairman of the Pennsylvania Public Utility Commission from 2004 to 2008 and as a Commissioner from 1990 to 1993, and 2003 to 2004. Mr. Holland was Of Counsel to the law firm of Obermayer Rebman from 1999 to 2003, Vice President of American Water Works Company from 1996 to 1999 and a partner at the law firm of LeBoeuf Lamb Greene and McRae from 1993 to 1995. He has served as Treasurer of the National Association of Utility Regulatory Commissioners (NARUC) and also served on NARUC’s Executive Committee, Board of Directors, and as Chairman of its Audit and Investment Committees. He is a member of the Board of Bryn Mawr Trust Bank and was a member of the Allegheny Energy Board of Directors from 1994 to 2003.

Qualifications: Mr. Holland has extensive knowledge and experience in the regulation of public utilities, especially water utilities. His experience as chairman of the Public Utility Commission in Pennsylvania for four years and a Commissioner for an additional four years enables him to provide valuable insight into the regulatory process. His prior service as a member of the Board of Directors of a large, publicly traded energy company also enables him to play a meaningful role on the Company’s Board of Directors. As outside counsel to, and an executive at other public utility companies, he has a valuable perspective on the various issues facing public utility companies. The Board of Directors has determined that Mr. Holland is an independent director. The Board of Directors views Mr. Holland’s independence, his experience with utility regulation and utility operations, his reputation in the utility industry and his leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Holland should serve as a director of the Company.

ELLEN T. RUFF

PARTNER, MCGUIREWOODS, LLP AND FORMER PRESIDENT, DUKE ENERGY

AGE: 67

DIRECTOR SINCE 2006

CHAIR, CORPORATE GOVERNANCE COMMITTEE

MEMBER, EXECUTIVE COMMITTEE

MEMBER, EXECUTIVE COMPENSATION COMMITTEE

MEMBER, AUDIT COMMITTEE

Biography: Ms. Ruff is a partner in the law firm of McGuireWoods, LLP. She was President, Office of Nuclear Development, for Duke Energy Corporation, from December 2008 until her retirement in January 2011. Duke Energy Corporation is a leading energy company focused on electric power and gas distribution operations and other energy services in the Americas. From April 2006 through December 2008, Ms. Ruff was President of Duke Energy Carolinas, an electric utility that provides electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined the Duke Energy organization in 1978 and during her career held a number of key positions, including: Vice President and General Counsel of Corporate, Gas and Electric

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Operations; Senior Vice President and General Counsel for Duke Energy; Senior Vice President of Asset Management for Duke Power; Senior Vice President of Power Policy and Planning; and Group Vice President of Planning and External Affairs. Ms. Ruff is a retired director of Mistras Group, Inc.

Qualifications: Ms. Ruff has over 30 years of experience with a major utility company in various management, operations, legal planning and public affairs positions. Ms. Ruff has lived and worked in North Carolina, an important area of the Company’s operations, for many years. Ms. Ruff has served as a member of the Company’s Executive Compensation Committee since 2006. The Board of Directors has determined that Ms. Ruff is an independent director. The Board of Directors views Ms. Ruff’s independence, her experience with various aspects of the utility industry, her knowledge of North Carolina and her demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Ms. Ruff should serve as a director of the Company.

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CORPORATE GOVERNANCE

The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com. Our website is not part of this Proxy Statement. References to our website address in this Proxy Statement are intended to be inactive textual references only.

In accordance with best practices and its commitment to strong corporate governance, in 2015 the Board of Directors retained a renowned corporate governance advisor to review the Company’s corporate governance guidelines and practices. In the fall of 2015, the Board of Directors adopted the following changes to its corporate governance practices:

•	term limits for board members (described under the heading “Age and Term Limits” below);

•	retention of a mandatory retirement age (described under the heading “Age and Term Limits” below); and

•	rotation of committee Chairpersons at least every five years (first implemented in December 2015).

In addition, the Board of Directors continues to focus on succession planning as an important component of good governance. The search for and recruitment of Carolyn J. Burke as a nominee to join the Company’s Board of Directors is a result of that commitment.

DIRECTOR INDEPENDENCE

The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship such director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	(A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	The director has received, or has an immediate family member who has received, during any twelve- month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

•	The director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years

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made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•	The director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

For purposes of the categorical standards set forth above, (a) a person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home, (b) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act, and (c) the “Company” includes Aqua and its consolidated subsidiaries.

In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board of Directors broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations for the current board of directors:

1.	The Company made contributions to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Mr. Glanton, Mr. Greenberg, Mr. Hankowsky. None of the Company’s contributions exceeded the greater of $1 million or 2% of the recipient organization’s consolidated gross revenues.

2.	The Company purchases energy at normal tariff rates from UGI Corporation or its affiliates. Mr. Greenberg served as non-executive Chairman of UGI Corporation until January 28, 2016. The amounts paid by the Company to these UGI Corporation entities are not material to these entities.

3.	The Company provides water service at normal tariff rates to Liberty Property Trust and UGI Corporation or their respective affiliates, provides water service to Dynegy or its affiliates pursuant to a contractually negotiated rate that is filed with the Pennsylvania Public Utility Commission, and provides water service to a company for which Mr. Holland is a member of the Board of Directors. Mr. Hankowsky serves as an executive officer of Liberty Property Trust, and Mr. Greenberg, served as Chairman of UGI Corporation during 2015. The amounts paid to the Company by these other entities are pursuant to tariff rates or a contract that is filed with the Pennsylvania Public Utility Commission and are not material to these other entities.

4.	The Company has banking arrangements with Citizens Financial Group or its affiliates, and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to Citizens Financial Group are not material to these entities.

Based on a review applying the standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances of the transactions, relationships and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director, other than Mr. Franklin, the Company’s Chief Executive Officer, and Mr. DeBenedictis, the Company’s former Chief Executive Officer, is independent.

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BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Mr. Franklin serves as Chief Executive Officer and Mr. DeBenedictis serves as the non-executive Chairman of the Board. The Board of Directors believes this structure provides continuity and efficiency for the Company and best utilizes the skills and experience of Mr. Franklin and Mr. DeBenedictis. Under this present structure, the Board of Directors annually elects a lead independent director to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. Mr. Glanton is currently the Lead Independent Director. The duties and powers of the lead independent director include:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	Serving as liaison between the independent directors and the Chairman of the Board;

•	Consulting with the Chairman of the Board, reviewing and approving meeting agendas and information provided to the Board for meetings, including the authority to add items to the agendas for any such meeting;

•	Reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Having the authority to call executive sessions of the independent directors and to prepare the agendas for such executive sessions;

•	If requested by major shareholders, ensures that he or she is available for consultation and direct communications;

•	Serving as a member of the Executive Committee;

•	In the event of the death or incapacity of the Chairman, becoming the acting Chairman of the Board until a new Chairman is selected; and

•	Having the authority (with the approval of at least the majority of the directors) to engage such legal, financial or other advisors as the independent directors shall deem appropriate at the expense of the Company and without consultation or the need to obtain approval of any officer of the Company.

AGE AND TERM LIMITS

The Board believes that term limits are an important element of good governance. However, it also believes that it must strike the appropriate balance between the contribution of directors who have developed, over a period of time, meaningful insight into the Company and its operations, and therefore can provide an increasing contribution to the Board as a whole. Accordingly, in 2015 the Board established that upon the fifteenth anniversary of a director accepting an initial appointment or election to the Board of Directors, the director shall tender his resignation to the Board (the “Term Limit Policy”). The Term Limit Policy does not apply to Directors who were elected on or before December 1, 2015.

The Board also believes that our policy of retirement for directors at age 72 is in the best interests of the Company. All directors are required to submit their resignation from the Board effective as of their 72nd birthday.

OVERSIGHT OF RISK MANAGEMENT

The Board oversees management’s risk management activities through a combination of processes:

•

In 2015, the Board created the Risk Mitigation and Investment Policy Committee. Pursuant to its charter, the purpose of Risk Mitigation and Investment Policy Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s risk management

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practices, the Company’s compliance with legal and regulatory requirements, and to review and approve the Company’s risk management framework.

•	Management has developed a Company-wide Enterprise Risk Management process intended to identify, prioritize and monitor key risks that may affect the Company.

•	At least quarterly, the Risk Mitigation and Investment Policy Committee reviews this Enterprise Risk Management process and management presents to the Board a report on the status of the risks and the metrics used to monitor those risks. Each risk that is tracked as part of the Enterprise Risk Management process has a member of the Company’s management who serves as the owner and monitor for that risk. The risk owners and monitors report on the status of their respective risks at the quarterly meeting of management’s Compliance Committee. The information discussed at the Compliance Committee meeting is then reviewed by the Disclosure Committee composed of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer and Director of Internal Audit. The results of the Disclosure Committee’s meetings are presented to the Risk Mitigation and Investment Policy Committee or the Audit Committee each quarter, as appropriate.

•	The Audit Committee, in consultation with management, the independent registered public accountants and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee meets in executive session with the Director of Internal Audit and with the independent registered public accountants at the end of each Audit Committee meeting. The Company’s General Counsel reports to the Audit Committee quarterly regarding any significant litigation involving the Company and his opinion of the adequacy of the Company’s reserves for such litigation. At least annually, the Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program. In addition, the Executive Compensation Committee shares its views and opinions with the Audit Committee concerning the risk assessment and risk management it undertakes in its consideration of the Company’s compensation policies and practices.

•	The Corporate Governance Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to such plans.

•	Management briefs the Board of Directors on regulated acquisitions valued in excess of $2 million and the Board approves every acquisition valued in excess of $10 million or which involves the issuance of the Company’s common stock as part of the acquisition. Management briefs the Board of Directors on unregulated acquisitions and projects valued in excess of $1 million.

•	In addition to updates at each Board meeting by operating management regarding any significant operational or environmental matters, management provides the Board with an annual update on environmental matters by the Company’s Senior Manager, Environmental Affairs in connection with a presentation by the Company’s Senior Vice President of Engineering on the Company’s proposed capital spending plans.

•	In administering the executive compensation program, the Executive Compensation Committee attempts to strike an appropriate balance among the elements of our compensation program to achieve the program’s objectives. Each of the elements of the program is discussed in greater detail in this Proxy Statement. As a result of its review of the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Executive Compensation Committee does not believe that the risks the Company faces are materially increased by the Company’s compensation programs and, therefore, the Executive Compensation Committee believes that the compensation program does not create the reasonable likelihood of a material adverse effect on the Company.

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The Board believes that the present leadership structure, along with the important risk oversight functions performed by the Audit Committee, the Risk Mitigation and Investment Policy Committee, the Executive Compensation Committee and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

CODE OF ETHICS

The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the SEC pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its website.

ANTI-HEDGING POLICY

We believe that issuance of incentive and compensatory equity awards to our named executive officers along with our stock ownership guidelines help to align the interests of such officers with our shareholders. As part of our insider trading policy, we prohibit any officers from engaging in hedging activities with respect to any owned shares or outstanding equity awards. Such policy also discourages pledges of any Company stock by officers, and requires Company notice and approval. None of our named executive officers pledged any shares of Company stock during 2015.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Board has a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which: (1) the Company is a participant, (2) any related person has a direct or indirect material interest, and the annual amount involved exceeds $120,000, but excludes certain types of transactions in which the related person is deemed not to have a material interest.

Under this policy, a related person means: (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee; (b) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or (d) any entity that employs any person identified in (a), (b) or (c) or in which any person identified in (a), (b) or (c) directly or indirectly owns or otherwise has a material interest.

The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related person transaction. In its review and approval or ratification of related person transactions (including its determination as to whether the related person has a material interest in a transaction), the Corporate Governance Committee will consider, among other factors:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation the amount and type of transaction;

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•	The importance of the transaction to the related person;

•	The importance of the transaction to the Company;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and

•	Any other matters the Corporate Governance Committee deems appropriate.

The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

BOARD AND BOARD COMMITTEES

The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors except for the Audit Committee and Executive Compensation Committee, which must have at least three members. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation, Risk Mitigation and Investment Policy, and Corporate Governance Committees. The Board may also from time to time appoint ad hoc committees such as an Executive Search Committee to oversee the Company’s succession planning activities. The Retirement and Employee Benefits Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors.

Michael L. Browne, a member of the Board of Directors since 2013, served as a member of the Board of Directors during 2015. He resigned from the Board of Directors on March 11, 2016. At the time of his resignation, Mr. Browne was a member of the Company’s Audit Committee and its Executive Compensation Committee. The Board subsequently filled the vacancies on March 15, 2016.

The Board of Directors held twelve (12) meetings in 2015. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2015. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2015 Annual Meeting of Shareholders.

Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com. The members of the standing Committees of the Board of Directors, as of December 31, 2015, were as follows:

Name	Executive Committee	Executive Compensation Committee	Audit Committee	Risk Mitigation & Investment Policy Committee	Corporate Governance Committee
FRANKLIN				X
DEBENEDICTIS	Chair			X
BROWNE (1)		X	X
GLANTON	X			Chair
GREENBERG	X	Chair	X
HANKOWSKY (2)	X		Chair		X
HOLLAND				X	X
RUFF (3)	X	X			Chair

(1)	On March 11, 2016, Mr. Browne resigned from the Board.
(2)	On March 15, 2016, the Board appointed Mr. Hankowsky to the Executive Compensation Committee.
(3)	On March 15, 2016, the Board appointed Ms. Ruff to the Audit Committee. Ms. Ruff is not a financial expert within the meaning of the applicable SEC rules.

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EXECUTIVE COMMITTEE

The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee currently has five members, and the Chairman of the Board of Directors serves as Chairman of the Executive Committee. The Executive Committee met once in 2015.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE listing requirements and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that, currently, all members of the Audit Committee, except for Ms. Ruff, are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee is required to meet at least four times during the year and met four times during 2015.

The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements and applicable SEC rules. The Executive Compensation Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The Executive Compensation Committee has the power to, among other things, administer and make awards under the Company’s equity compensation plans. The Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers. The Committee reviews and recommends to the Board of Directors the compensation for the Company’s Chief Executive Officer, which is subject to final approval by the independent members of the Board of Directors. The Executive Compensation Committee met five times during 2015.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Corporate Governance Committee operates pursuant to a Board-approved charter which states its duties and responsibilities, which include identifying and considering qualified nominees for directors, and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. The Corporate Governance Committee advises the Board of Directors on executive

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selections and succession, including ensuring that there is a succession plan for the Chief Executive Officer and such other senior executives as determined by the Corporate Governance Committee. The Corporate Governance Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met five times during 2015.

RISK MITIGATION AND INVESTMENT POLICY COMMITTEE

The Risk Mitigation and Investment Policy Committee was formed on December 1, 2015 and is composed of four directors and the Company’s Chief Financial Officer. The Risk Mitigation and Investment Policy Committee operates pursuant to a Board approved charter, which states its duties and responsibilities. The Committee oversees the Company’s risk management process, policies, and procedures for identifying, managing and monitoring critical risks, including cyber related risks, and its compliance with legal and regulatory requirements. The Committee communicates with other Board of Directors Committees to avoid overlap and potential gaps in overseeing the Company’s risks. The Risk Mitigation and Investment Policy Committee advises the Board of Directors in its performance of its oversight of enterprise risk management. The Risk Mitigation and Investment Policy Committee met once during 2015.

EXECUTIVE SEARCH COMMITTEE

During 2015, the Board of Directors had an ad hoc Executive Search Committee composed of all eight directors, chaired by Mr. Glanton, the lead independent director, which was charged with oversight of the Company’s succession planning activities. The Executive Search Committee Chairman held separate meetings on fourteen occasions and the Executive Search Committee met eight times during 2015.

DIRECTOR COMPENSATION

In December 2015, the Board of Directors approved a revised directors’ compensation program effective January 1, 2016. Upon the recommendation of its Executive Compensation Committee, the Board of Directors approved the following directors’ compensation for 2016 for the non-employee directors of Aqua America, Inc.: (1) an annual cash retainer of $75,000; (2) an annual cash retainer for the Chair of the Executive Compensation Committee of $12,500; (3) an annual cash retainer for the Chair of the Audit Committee of $12,500; (4) an annual cash retainer for the Chair of the Corporate Governance Committee of $10,000; (5) an annual cash retainer for the Chair of the Risk Mitigation Committee of $10,000; (6) an annual cash retainer for the Lead Independent Director of $25,000; (7) an annual stock grant to directors of $75,000; and (8) the non-executive Chairman shall be paid a retainer in the amount of $175,000 per year and the normal director equity award as set forth above. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

As a component of this program, the Board of Directors approved share ownership guidelines for each director to own shares of Company common stock having a value equal to five times the annual base cash retainer for directors. Directors have up to three years to attain this new guideline share ownership level.

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The following table sets forth the compensation paid to the Aqua America Board of Directors in 2015:

		DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
Nicholas DeBenedictis (3)	—	—	—	—	—	—	—
Michael L. Browne	94,250	60,811	—	—	—	—	155,061
Richard H. Glanton	139,500	60,811	—	—	—	—	200,311
Lon R. Greenberg	101,625	60,811	—	—	—	—	162,436
William P. Hankowsky	109,125	60,811	—	—	—	—	169,936
Wendell F. Holland	88,250	60,811	—	—	—	—	149,061
Ellen T. Ruff	84,750	60,811	—	—	—	—	145,561
Andrew J. Sordoni III (4)	63,250	—	—	—	—	—	63,250
Christopher H. Franklin (5)	—	—	—	—	—	—	—

(1)	Includes, for all directors except Messrs. DeBenedictis and Franklin: (a) an annual cash retainer of $50,000 per year; (b) Board meeting fees of $2,000 per meeting; (c) Committee meeting fees of $1,500 per meeting; (d) an annual Committee Chair retainer of $12,500 for the Chairs of the Audit Committee and the Executive Compensation Committee; (e) $10,000 for the Chairs of the Corporate Governance Committee and the Risk Mitigation & Investment Policy Committee; and, (e) an annual Lead Independent Director fee of $25,000 for the Lead Independent Director.
(2)	Directors received an annual stock grant of $60,000 of Company stock, rounded to the nearest 100 shares on the first of the month following the Annual Meeting of Shareholders. The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under FASB’s accounting standard for stock compensation. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
(3)	Mr. DeBenedictis was an officer for 6 months of 2015 and an employee for 3 months of 2015. The annual Non-Independent Chairman fee was $200,000 per year. Mr. DeBenedictis was eligible to receive fees for only the last quarter of 2015, which was paid in 2016.
(4)	Mr. Sordoni retired from the Board of Directors prior to the annual stock grant.
(5)	As an officer of the Company, Mr. Franklin does not receive any fees for his service on the Board of the Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF MR. FRANKLIN, MR. DEBENEDICTIS, MS. BURKE, MR. GLANTON, MR. GREENBERG, MR. HANKOWSKY, MR. HOLLAND, AND MS. RUFF AS DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2016 FISCAL YEAR

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the 2016 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the shareholders ratify the appointment.

Although shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2016 Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

PwC has informed us that they are not aware of any independence-related relationships between their firm and the Company other than the professional services discussed in “Services and Fees” below. Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings, or by unanimous consent of all the Audit Committee members between meetings. All fees and services were pre-approved by the Audit Committee for the 2015 fiscal year.

Services and Fees

The following table presents the fees paid to PwC for professional services rendered with respect to the 2015 fiscal year and 2014 fiscal year:

	FISCAL YEAR
	2015	2014
Audit Fees (1)	$1,370,000	$1,321,500
Audit-Related Fees	—	—
Tax Fees (2)	$31,617	$31,068
All Other Fees (3)	$3,980	$9,872
Total	$1,405,597	$1,362,440

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.
(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.
(3)	Represents software licensing fees for accounting research, disclosure checklists and conflict of minerals assessment assistance.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and the integrity of the Company’s financial reporting processes and controls. The Committee also discussed the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

William P. Hankowsky, Chairman

Lon R. Greenberg

Ellen T. Ruff

The foregoing Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S

NAMED EXECUTIVE OFFICERS FOR 2015

The Company has chosen to present its shareholders with an advisory (non-binding) vote on the executive compensation program as described in this Proxy Statement for our named executive officers (sometimes referred to as “Say on Pay”) each year. Accordingly, the following resolution is being presented by the Board of Directors at the 2016 Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers for 2015,

as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is non-binding. The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under our Compensation Discussion and Analysis on pages 28 through 50 of this Proxy Statement, our executive compensation program is designed to motivate our executives to achieve our primary goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives and share ownership guidelines, reward sustained performance that is aligned with the interests of our customers, employees and long-term shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS FOR 2015 AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

AND 2015 EXECUTIVE COMPENSATION

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis (“CD&A”), we address our compensation philosophy and program, and compensation paid or awarded to the following named executive officers: Christopher H. Franklin, our President and Chief Executive Officer since July 1, 2015, and our Chief Operating Officer, Regulated Operations through June 30, 2015, the executive officers serving as officers of the Company as of December 31, 2015 and individuals who served as an executive officer during 2015 but were not executive officers at the end of the year listed in the Summary Compensation Table that immediately follows this CD&A. We refer to these executive officers as our “named executive officers.” As used in this CD&A, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation” and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation.” The purpose of the CD&A is to explain: the elements of compensation; why our Executive Compensation Committee selects these elements; and how the Executive Compensation Committee determines the relative size of each element of compensation.

Compensation decisions for Messrs. Smeltzer, Schuller, Fox, Luning, and Ross were made by the Executive Compensation Committee. Compensation decisions for Messrs. Franklin and DeBenedictis were made by the independent members of our Board of Directors after receiving the recommendations of the Executive Compensation Committee.

Mr. DeBenedictis retired as Chief Executive Officer of the Company, effective July 1, 2015 when Christopher H. Franklin was promoted from Chief Operating Officer, Regulated Operations to Chief Executive Officer and President. To assist in the transition of duties, Mr. DeBenedictis remained an employee of the Company until September 30, 2015. Mr. DeBenedictis received a prorated salary in 2015 based on his continued employment with the Company through September 30, 2015. In addition, Mr. DeBenedictis received a prorated annual bonus primarily based on his target bonus award opportunity. Mr. DeBenedictis also received compensation for his role as non-executive Chairman of the Board from October 1, 2015 through December 31, 2015. See Compensation of Directors—Directors Compensation Table—and accompanying narrative for additional information.

Based on input from Pay Governance LLC (“Pay Governance” or the “consultant”), the independent compensation consultant retained by the Executive Compensation Committee (the “Compensation Committee”), we believe that the types of compensation vehicles we use and the relative proportion of the named executive officers’ total direct compensation represented by these vehicles is consistent with current competitive compensation practices. We believe our program’s performance measures align the interests of our stakeholders and our named executive officers by correlating pay to our short-term and long-term performance. We measure the competitiveness of our program for our named executive officers against the median compensation for comparable positions at other companies in our benchmark market composed of other investor owned utilities. Since compensation levels often vary based on company’s revenues, we adjust the Company’s revenues in the manner described below to align with the companies in the benchmark market. We then size adjust the market data using revenue-based regression analysis to determine the market rates for our named executive officer positions. Our goal is to provide total direct compensation that is competitive with the market rates for each named executive officer. Based on the information supplied by the consultant, the total target direct compensation for each of our named executive officers was at or below the median of the benchmark market data for each of their positions during 2015.

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EXECUTIVE SUMMARY

Our 2015 performance demonstrates continued execution of our strategic goals and plans. During 2015, by effectively managing costs, strategically growing when it was prudent, maintaining strong regulatory relationships, and focusing on our customers, employees and shareholders as we continued to create value for all of our stakeholders, we had the following results:

•	Revenues increased 4.4% to $814.2 million from $779.9 million in 2014;

•	Adjusted income from continuing operations was $223.2 million, an increase of 4.37% compared to 2014*;

•	Adjusted income from continuing operations per share was $1.26 compared to $1.20 in 2014*;

•	The Board of Directors approved a 7.9% increase in the quarterly dividend;

•	The Company’s annualized dividend rate is now $0.712 per share, compared to $0.66 at the same time in 2014;

•	We internally funded our entire 2015 capital investment program of $364.7 million to improve our distribution network and enhance water quality and reliability for our customers;

•	We added more than 10,500 customer connections through regulated water and wastewater acquisitions, including 4 municipal deals;

•	We increased our total customer connection count by 1.9%, which includes additional customers from organic and acquisition growth;

•	We completed 4 rate cases along with ongoing surcharges, expected to increase annualized revenues by $8.6 million;

•	Standard and Poor’s reaffirmed their A+ rating for Aqua Pennsylvania;

•	We lowered our weighted average cost of fixed rate, long-term debt to 4.57%;

•	We repurchased 805,000 shares as part of a buy-back program to minimize shareholder dilution from the vesting of equity programs; and

•	Our Total Shareholder Return was 14.18% in 2015, compared to 1.38% for the S&P 500 Index and –5.94% for the S&P MidCap 400 Utilities Index.

*2015 income from continuing operations was $201.8 million and $1.14 on a per-share basis; adjusted income is a non-GAAP financial measure that excludes Aqua’s share of a noncash joint venture impairment charge.

OBJECTIVES OF OUR COMPENSATION PROGRAM

Our compensation program for named executive officers is designed to:

•	Provide a competitive level of total compensation;

•	Motivate and encourage our named executive officers to contribute to our financial success;

•	Retain talented and experienced named executive officers; and

•	Reward our named executive officers for leadership excellence and performance that promotes sustainable growth in shareholder value.

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ALIGN INTERESTS OF NAMED EXECUTIVE OFFICERS AND SHAREHOLDERS

We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management and our shareholders. The following are several key features of our executive compensation program:

AT AQUA AMERICA, WE DO:		AT AQUA AMERICA, WE DO NOT:
✓	Tie a high ratio of our executive’s pay to corporate and individual performance	✓	Provide golden parachute tax gross ups
✓	Require significant stock ownership	✓	Permit pledging or hedging of Aqua America securities
✓	Tie incentive compensation to a claw back policy	✓	Provide a single trigger severance upon a change of control
✓	Comply with our equity award policy	✓	Provide employment agreements to a broad group
✓	Use an independent compensation consultant	✓	Encourage excessive or inappropriate risk taking through our compensation programs

Our executive compensation program is designed to balance a number of objectives, as detailed in this CD&A. The following is a summary of the material elements of the compensation practices and policies that are part of our executive compensation program:

•	A substantial portion of our named executive officers’ total direct compensation is performance-based;

•	A majority of the long-term equity incentives for our named executive officers is performance-based;

•	The Company uses multiple metrics to assess performance in its long-term equity incentives;

•	The Company has an incentive compensation clawback policy for awards paid under its annual cash incentive plan, and long-term equity incentive grants are subject to the applicable clawback policies implemented by the Board of Directors from time to time;

•	There are stock ownership guidelines for each named executive officer;

•	The Company has ceased the practice of providing tax gross-ups in any new change-in-control agreements;

•	The Company has an anti-hedging and pledging policy;

•	The Company’s change-in-control agreements are double trigger, in that the named executive officer receives severance only if a change-in-control occurs and his employment is terminated within a designated period; and

•	The annual equity awards since 2011 are double trigger, requiring termination of employment following a change-in-control for acceleration of payment prior to the normal payment date.

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The table below shows the portion of each named executive officer’s 2015 total direct compensation that is considered performance-based (i.e., annual cash incentives and performance-based equity incentives).

Name	2015 Cash Incentive Paid in 2016	2015 Performance Units	Total Percentage Performance-based Compensation
FRANKLIN	30%	28%	58%
SMELTZER	26%	25%	51%
FOX	24%	22%	46%
SCHULLER	25%	27%	52%
LUNING	24%	25%	49%
ROSS	21%	20%	41%
DEBENEDICTIS	42%	0%	42%
KYRISS	22%	26%	48%

With respect to the named executive officer’s total direct compensation, at least 60% of the named executive officer’s compensation is performance and/or stock-based:

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COMPONENTS OF 2015 COMPENSATION PROGRAM

Our executive compensation program is composed of the following seven elements, which we believe are important components of a well-designed, balanced and competitive compensation program:

•	Base Salary;

•	Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on pages 51 and 52);

•	Long-Term Equity Incentives;

•	Retirement Benefits;

•	Non-Qualified Deferred Compensation Plans;

•	Change-in-Control Agreements; and

•	Stock Ownership Guidelines.

The following chart provides a brief summary of the principal elements of our executive compensation program for 2015. We describe these elements, as well as retirement, severance and other benefits, in more detail in this CD&A.

COMPONENTS OF COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS IN 2015

Compensation Element	Form	Compensation Objective	Relation to Objective
Salary	Fixed annual cash paid bi-weekly	Compensate executives for their level of responsibility and sustained individual performance based on market data.	Merit salary increases are based on subjective performance evaluations.
Annual Incentive Awards	Variable cash paid on an annual basis based on achievement of pre-established goals	Motivate executives to focus on achievement of our annual business objectives.	The amount of the annual incentive award, if any, is entirely dependent on achievement of pre-established Company and personal goals.
Long-Term Compensation	Restricted Share Units	Align executive interests with shareholder interests; retain key executives.	Provide equity that will have same value as shares owned by shareholders; subject to stock ownership guidelines.
	Performance Share Units	Align executive interests with shareholder interests; create a strong financial incentive for achieving or exceeding long-term performance goals.	The named executive officers receive equity only if the pre-established performance goal is achieved.

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We utilize these elements to achieve the objectives of our compensation program as follows:

•	Competitively benchmarked base salaries are designed to attract and retain named executive officers consistent with their talent and experience; market-based salary increases are designed to recognize the executives’ performance of their duties and responsibilities; and promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities.

•	Annual cash incentive awards are intended to reward executives and other employees for: improving the quality of service to our customers; controlling the cost of service to our customers by managing expenses and improving performance; achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise; disposing of under- performing systems where appropriate; and enhancing our financial viability and performance by the achievement of annual objectives.

•	Equity incentives are designed to reward named executive officers for (1) enhancing our financial health, which also benefits our customers, (2) improving our long-term performance through both revenue increases and cost control, and (3) achieving increases in the Company’s equity and in absolute shareholder value and shareholder value relative to peer companies, as well as helping to retain executives due to the longer term nature of these incentives.

•	Retirement benefits are intended to assist named executive officers to provide income for their retirement.

•	Our non-qualified deferred compensation plan is designed to allow eligible executives to manage their financial and tax planning and defer current income until a later date, including following retirement or other separation from employment without an additional contribution from the Company.

•	Change-in-control agreements with selected named executive officers are designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of the Company and to enable the named executive officers to evaluate such a transaction impartially.

•	Stock ownership guidelines are designed to focus named executive officers on the long-term performance of the Company and align the interests of our executives with our shareholders by encouraging named executive officers to maintain a significant ownership interest in the Company.

LINK BETWEEN OPERATING PERFORMANCE AND EXECUTIVE COMPENSATION

Our stock performance in 2015 reflected our success and contributed significantly to our total shareholder return for the year. The chart below summarizes our stock performance over the past five years compared to the S&P 500 Index and the S&P MidCap 400 Utilities Index.

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The graph below matches the cumulative 5-Year total return of holders of the Company’s common stock with the cumulative total returns of the S&P 500 index and a customized peer group of eighteen companies that includes the Company and the following companies: Alliant Energy Corp., Atmos Energy Corp., Black Hills Corp., Cleco Corp., Great Plains Energy Inc., Hawaiian Electric Industries Inc., Idacorp Inc., MDU Resources Group Inc., National Fuel Gas Company, OGE Energy Corp., One Gas Inc., PNM Resources Inc., Questar Corp., UGI Corp., Vectren Corp., Westar Energy Inc. and WGL Holdings Inc. The graph assumes that the value of the investment in our common stock, in each index, and in the peer group (including reinvestment of dividends) was $100 on December 31, 2010 and tracks it through December 31, 2015.

Years as of December 31	2010	2011	2012	2013	2014	2015
Aqua America, Inc.	100.00	100.86	119.62	142.06	164.93	188.84
S&P 500 Index	100.00	102.11	118.45	156.82	178.29	180.75
S&P MidCap 400 Utilities Index	100.00	114.25	119.07	150.31	178.36	169.98

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

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We have been steadfast in delivering sustainable dividend growth. We increased our dividend 7.9 percent in 2015 and as a result, our annualized dividend rate is $0.712 per share. Our dividend policy is premised on continuing to grow our dividend in a prudent manner. We anticipate this growth will allow our dividend to become a more meaningful element of our overall shareholder return proposition. The chart below summarizes our dividend growth over recent years:

BENCHMARKING COMPETITIVE COMPENSATION AND THE ROLE OF THE COMPENSATION COMMITTEE’S CONSULTANT

The Compensation Committee has retained Pay Governance, a nationally-recognized compensation consulting firm, as the Compensation Committee’s consultant to assist it in designing and assessing the competitiveness of our executive compensation program. Annually, the Compensation Committee has the consultant develop a market rate for base salary, total cash compensation and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the median compensation level that would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope, in an organization of similar size and type as the Company.

In developing the market rates for the named executive officers, the Compensation Committee’s consultant, Pay Governance, used compensation data from all 62 investor-owned utilities in the utility industry database used by the consultant and approved by the Compensation Committee to determine the market rates for similarly situated executives of utility companies. The Compensation Committee believes that utilizing the data from only utility companies and adjusting the Company’s revenues as described below, to better align the Company’s data with the data in the utility industry compensation database, provides an appropriate comparison for determining the market rates for the Company’s named executive officers’ given that we are primarily a utility company. Also, due to the relatively limited number of investor-owned water utility companies of the Company’s size, the Compensation Committee believes that using the broader utility market data provides reasonable and reliable data for determining competitive compensation levels. All 62 companies in the utility industry compensation database used by the consultant are listed in Appendix A to this Proxy Statement. The Company has no involvement in the selection of the companies that are included in the database used by the consultant. Each company in Appendix A was used in the development of the market rates, as described in this paragraph.

Management, the Compensation Committee and Pay Governance are mindful that compensation levels for executives of companies are often correlated with a company’s size as defined by revenues. In other words, executives in companies with higher revenues are generally paid more than executives with comparable positions in

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companies with lower revenues. The Compensation Committee and Pay Governance have concluded that the Company’s revenues under-represent the complexity and scope of the Company’s business given the Company’s low cost of goods sold relative to energy-based utilities. The cost of goods sold as a percentage of revenues is significant for energy-based utilities due to their fuel, gas and other power costs. These commodity costs are subsequently recovered through the revenues of the energy-based utilities as they are ultimately passed through to the customer. The Company, like other water utilities, does not have comparable commodity costs. The purpose of the adjusted revenue analysis is to create a consistent comparison to the compensation data in the utility compensation database used by Pay Governance by estimating the revenue that the Company would earn if its cost of goods sold was in similar proportion to that of the energy-based utilities that constitute the majority of the companies in the database. In order to determine a factor by which to adjust the Company’s annual revenues, the Compensation Committee recommended that the consultant analyze the income statements of a sample of delivery-focused (i.e., non-power generating) utilities, chosen by the consultant with no input from the Compensation Committee or management, to develop a typical cost of goods sold factor attributable to commodity costs.

Pay Governance’s analysis for 2015 determined that the commodity portion of the cost of goods sold averaged 50% of revenues for these companies and calculated what the Company’s adjusted revenues would be using this factor. Since there are certain complexities associated with procuring these commodities at the energy- based utilities, the consultant recommended, and the Compensation Committee agreed, that it would be appropriate to discount the market rates generated by the adjusted revenue methodology. Thus, it was agreed that the Company would use an average of the market data produced using the Company’s adjusted revenue scope with market data generated using the Company’s actual revenue scope in determining the market rates for the Company’s named executive officers.

Because the companies listed in Appendix A vary widely in terms of revenues, Pay Governance used regression analysis to size-adjust the benchmark data for each named executive officer’s revenue responsibility using the Company’s actual and adjusted revenues, where possible, and then averaging the results to determine market rates for base salary, total cash compensation and total direct compensation for each named executive officer. Tabular data was used where regression data was unavailable due to insufficient correlation between officer positions in the Company and the companies in the database and/or limited sample size to ensure the accuracy of the regression analysis. Regression analysis is an objective calculation that identifies a relationship between one variable (in this case, compensation) and another variable that is correlated to it (in this case, total company revenues). Therefore, in developing the market rates for base salary, total cash compensation, and total direct compensation, Pay Governance used regression analysis to determine what the companies in Appendix A would pay at the median for positions comparable to those of the Company’s named executive officers. The Compensation Committee considers target total direct compensation levels that are within a range of 15% of the market median rates developed by the consultant for each position to be competitive. Variances within this range can be a result of performance, experience and other factors. At the beginning of 2016, the average of the target total cash compensation for the Company’s six named executive officers was 3% below the competitive benchmark, and the average of the target total direct compensation for the Company’s six named executive officers was 3% above the competitive benchmark. Payouts of prior cash incentives and changes in the value of equity incentives granted in previous years are not taken into account in determining the amounts of current awards because annual incentives are intended to reward annual performance and the Compensation Committee makes grants of equity incentives based on their grant date value and the applicable competitive benchmarks for each named executive officer’s position.

THE ROLE OF THE COMPENSATION COMMITTEE’S CONSULTANT IN THE EXECUTIVE COMPENSATION PROCESS

Pay Governance, the Compensation Committee’s independent compensation consultant, reviews the Company’s executive compensation program for the Compensation Committee and annually provides the data

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and analysis described above. The compensation consultant discusses the proposed actual compensation awards for the named executive officers and provides research and input to the Compensation Committee on changes to the compensation program.

In 2015, Pay Governance also analyzed the Company’s executive compensation program to ensure that it remained competitive in the market place to show the market rate for base salary, total cash compensation and total direct compensation, including the allocation between cash compensation and equity incentives. Pay Governance provides no other services to the Company other than serving as the Compensation Committee’s compensation consultant. The Compensation Committee has concluded that Pay Governance is an independent consultant after considering the factors relevant to Pay Governance’s independence from management, including the factors set forth in the NYSE and SEC rules regarding compensation consultant independence.

OTHER CONSIDERATIONS

The Compensation Committee also takes into consideration the results of the advisory votes on the Company’s executive compensation program for the few years prior to the year for which the executive compensation decisions are being made.

DETERMINATION OF ACTUAL COMPENSATION

The Compensation Committee determines the actual amount of each element of annual compensation to award to the Company’s named executive officers with the goal of having the target total direct compensation opportunity for each named executive officer generally within a range of 15% above or below the market median rate for his position over time. We emphasize pay for performance, especially for our higher-level executives.

Therefore, the named executive officers tend to receive a substantial portion of their total annual compensation from annual cash incentives and equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentive opportunities and equity incentives, respectively, for the named executive officers are generally in line with the percentages represented by these elements of total direct compensation for the competitive market rate benchmarks.

In light of these and other factors, the Compensation Committee made the following decisions with regard to named executive officer compensation in 2015:

BASE SALARY

A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers are determined by the Compensation Committee by considering both the market median rate for the position and internal equity with both the other named executive officers and other employees of the Company. The Compensation Committee’s goal is to maintain base salaries generally within a range of 15% above or below the market median rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions, and the time the executive has been in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions, individual performance, internal equity and changes in individual duties and responsibilities. For 2015, the routine increases to the salaries for the named executive officers reflected these assessments and averaged 3.4%. In addition, Mr. Franklin’s 2015 base salary increase was 84.1% when he assumed the role of Chief Executive Officer. Mr. Fox’s 2015 base salary increase was 70.2% when he assumed the role of Chief Operating Officer.

ANNUAL CASH INCENTIVE AWARDS

Annual cash incentives under the Annual Cash Incentive Compensation Plan are intended to motivate management to focus on the achievement of annual corporate and individual objectives that will, among other

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things, improve the level of service to our customers, control the cost of service and enhance our financial performance. The annual cash incentive portion of the compensation package is based on a target incentive award for each named executive officer, which is stated as a percentage of his base salary. The Compensation Committee selects a target annual incentive percentage for each named executive officer so that the executive’s target total cash compensation, consisting of base salary and target annual cash incentive, when combined with the executive’s target equity incentives, is generally in a range of 15% above or below the total direct compensation for the market median rate for that position. The target incentive award for 2015 as a percentage of base salary for each of the named executive officers was: Nicholas DeBenedictis 80% (pro-rated to September 30, 2015); Christopher H. Franklin 55% (prior to July 2015) and 80% (established in July 2015); David P. Smeltzer 55%; Richard S. Fox 25% (prior to July 2015) and 55% (established in July 2015); Daniel J. Schuller 55%; Christopher P. Luning 45%, and William C. Ross 35%.

Actual annual incentive awards for executive officers are calculated using the following formula:

Salary x Target Incentive Percentage x Company Factor x Individual Factor

The “Company Factor” for the named executive officers is a percentage based on the performance of the Company against an annual financial target. The “Individual Factor” is a percentage based on the named executive officer’s performance against individual objectives established separately each year for each named executive officer.

The Company Factor ranges from 35% of target (if 75% of the annual financial performance target is achieved), to 125% of target (if 110% or more of the annual financial target is achieved). The Company Factor will be 0% if the Company does not achieve at least 75% of the annual financial performance target. The scale for determining the Company Factor is as follows:

	Percent of Target	Company Factor
Threshold	<75%	0%
	75	35
	80	40
	85	45
	90	60
	95	80
	100	100
	105	110
Maximum	>110	125

We believe this approach strikes a reasonable balance between pay for performance and encouraging our management team to make appropriate decisions for the longer-term interest of the Company. For the period of 2013 through 2015, the achievement of the Company Factors for the named executive officers ranged from 104% to 123%.

The financial performance target established as the Company Factor for 2015 for the named executive officers was Aqua America’s budgeted annual net income. Net income is utilized as the performance metric because: it is a key performance metric for management, is impacted by management’s efforts to control costs for the benefit of the Company’s customers, and growth in net income forms the basis for enhancing shareholder value. Adjustments may be made to the actual net income results to reflect the impact of: changes in reporting / classification not impacting

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economic substance but inadvertently impacting the comparison to target; changes in accounting related to the adoption of new accounting standards; and other factors as designated by the Compensation Committee.

For purposes of determining the Company Factor for 2015, the range of 75% to 110% of Aqua America’s net income was $165,708,000 to $243,038,000. For 2015, the 100% Company Factor amount was $220,944,000 and the resulting Company Factor for each named executive officer for purposes of calculating the annual cash incentive award earned for 2015, and paid in 2016, was 104%, as adjusted based upon the Executive Compensation Committee’s approved adjustment criteria. The 2015 100% Company Factor amount represents the amount of net income required for the named executive officers to achieve a resulting Company Factor of 100%.

The Individual Factor ranges from 0% to 150% and is determined based on the individual named executive officer’s performance against separate objectives established each year for each executive, along with discretionary points based on the individual’s performance. Each named executive officer has approximately 10 individual objectives each year. The Compensation Committee and Board of Directors approve the objectives for the Chief Executive Officer, and the Chief Executive Officer approves the objectives and point weighting for each objective for the other named executive officers. The other named executive officer’s must achieve objectives with a point rating of at least 70 points to be eligible to receive an annual cash incentive award and the maximum points that an executive can achieve based on the executive’s performance against his objectives is 110 points. Up to 40 discretionary points can be awarded for exceptional performance or for achievements on matters not covered by the executive’s original objectives, for a maximum total Individual Factor of 150%. For the Chief Executive Officer, the Individual Factor is based on the overall assessment by the Compensation Committee and the Board of Directors of his achievements with respect to his objectives with a maximum of 150 points for all the objectives combined. Thus, the maximum Individual Factor rating he can achieve is 150% based on achieving all of his objectives for the year.

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The individual annual objectives established for the named executive officers will vary depending on their primary areas of responsibility, but the majority of the objectives can be categorized into common areas of emphasis. These common areas of emphasis are customer growth and strategy, improving customer service, employee safety, cost control, performance improvement, compliance and revenue improvement. The Compensation Committee and the Chief Executive Officer considers the named executive officers’ annual objectives to be achievable, but challenging. The individual objectives for the named executive officers in 2015 focused on the following areas:

Individual Objectives
Franklin	Smeltzer
• Organizational development	• Strategic tax initiatives
• Strategic planning	• Sarbanes-Oxley Act compliance
• Operational excellence	• Operating cost control
• Customer service enhancements	• Efficient debt financing & Treasury operations
• Financial achievements	• Regulatory initiatives
• Risk mitigation	• Customer growth initiatives
Fox	Schuller
• Customer and revenue growth	• Corporate strategy
• Water quality	• Growth frameworks and investment processes
• Operational efficiencies	• Customer growth initiatives
• Organizational change management	• Transaction management and cost control
• Operating cost control	• Transaction financing
• Employee safety	• Operating cost control
• Labor negotiations	• Market-based businesses evaluation and growth
• Environmental compliance
• Customer satisfaction
Luning	Ross
• Customer growth initiatives	• Environmental regulatory compliance
• Strategic planning	• Water and wastewater quality
• Risk mitigation and management	• Administer capital expenditure program
• Regulatory compliance	• Operating cost control
• Operating cost control	• Customer growth initiatives
• Litigation and claims management	• Acquisition due diligence
• Insurance management

For 2015, the Compensation Committee and the Chief Executive Officer determined that the Individual Factors achieved by the named executive officers based on their performance against their objectives and discretionary points ranged from 100% to 150%. The Individual Factors for the named executive officers for 2015 were: Nicholas DeBenedictis—100%; Christopher H. Franklin –130% for the period prior to July 1, 2015 and 150% for the period of July 1, 2015 to December 31, 2015; David P. Smeltzer – 125%; Daniel J. Schuller – 125%; Richard S. Fox –120%; Christopher P. Luning – 125%, and William C. Ross—120%.

Actual cash incentive awards under the Annual Cash Incentive Compensation Plan (the “Annual Plan”) for the named executive officers are determined based on the applicable Company Factor, certified by the Company’s Chief Financial Officer, Director of Internal Audit, and by the Compensation Committee and each named executive officer’s Individual Factor. For the Chief Executive Officer, the Board of Directors reviews and approves his Individual Factor based on the Compensation Committee’s assessment of the Chief Executive Officer’s performance against his objectives. For the other named executive officers, the Compensation Committee reviews and approves the Individual Factors based on the Chief Executive Officer’s assessment of the

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named executive officers’ performance against their objectives and possible discretionary points recommended by the Chief Executive Officer. Regardless of Aqua America’s financial performance, the Compensation Committee retains the authority to determine the final Company Factor, and the actual payment and amount of any annual cash incentive award is always subject to the discretion of the Compensation Committee. The Compensation Committee did not exercise its discretion to reduce a cash incentive award to a named executive officer that was otherwise earned under the Annual Plan.

In accordance with the Company’s Annual Plan, Mr. DeBenedictis was eligible to receive a pro-rated annual cash incentive bonus for his service as Chief Executive Officer during a portion of 2015. In calculating Mr. DeBenedictis’ annual cash incentive, the Committee prorated his target annual cash incentive to reflect both the period of time Mr. DeBenedictis served as Chief Executive Officer during 2015 as well as the time Mr. DeBenedictis spent assisting in the transition of his duties. Pursuant to the Annual Plan, the Committee then considered quantitative factors, including the Company’s performance through Mr. DeBenedictis’ retirement date, and qualitative factors, including Mr. DeBenedictis’ service to the Company and his proven leadership during his tenure and the transition of his duties.

Based on the above-described factors, the following table shows the target annual cash incentive and the actual annual cash incentive approved by the Compensation Committee for 2015 for the named executive officers. The target annual cash incentive is calculated assuming a 100% Company Factor and a 100% Individual Factor for each of the named executive officers, except the Chief Executive Officer, for whom the target assumes a 150% Individual Factor based on how the Compensation Committee assesses his overall performance as described above.

Name	2015 Target Bonus %	2015 Target Cash Incentive	2015 Actual Cash Incentive
FRANKLIN*	80%	$254,000	$396,240
	55%	$94,875	$128,271
SMELTZER	55%	$204,600	$265,980
FOX*	55%	$91,850	$114,629
	25%	$24,533	$30,617
SCHULLER*	55%	$80,208	$104,271
LUNING	45%	$135,000	$175,500
ROSS	35%	$80,500	$100,464
DEBENEDICTIS*	80%	$416,400	$416,400
KYRISS*	55%	$187,000	$187,000

*	Messrs. Franklin and Fox received promotions during 2015. Mr. Schuller’s services were retained mid-way through 2015. Mr. DeBenedictis was Chief Executive Officer until June 30, 2015 and a non-executive employee of the Company until September 30, 2015. Mr. Kyriss was Executive Vice President until June 30, 2015 and a non-executive employee of the Company until December 31, 2015.

EQUITY INCENTIVES

Our use of equity incentives is intended to reward our named executive officers for: (1) enhancing the Company’s financial health, which also benefits our customers; (2) improving our long-term performance through both revenue increases and cost control; and (3) achieving increases in the Company’s equity and shareholder value, as well as helping to retain such executives due to the longer-term nature of these incentives. We make these equity incentive awards under our 2009 Omnibus Equity Compensation Plan as amended (the “Plan”). Under the Plan, the Compensation Committee and the Board of Directors may grant stock

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options, dividend equivalents, performance-based or service-based stock units and stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of Aqua America and its subsidiaries who are in a position to contribute materially to the successful operation of our business. As part of its review of the total compensation package for our named executive officers, the Compensation Committee annually reviews our equity incentive compensation program. Starting in 2011, the Compensation Committee began using a combination of performance share units and restricted share units to better link the named executive officer’s long-term incentive compensation to performance enhancements that result in increased shareholder value and enhance our long-term financial stability, which also benefits our customers, and to help retain our executives.

We aim to strike a balance between the incentive and retention goals of our equity grants. All of the equity grants to our Chief Executive Officer are subject to performance goals. For our other named executive officers, two-thirds of the equity grant value as of the grant date is in the form of performance share units, with the performance metrics described below, and one-third is in the form of service-based restricted stock units.

PERFORMANCE-BASED AWARDS: (67% OF ANNUAL AWARDS)

Performance share or performance share unit grants (together referred to as performance shares) provide the named executive officer with the opportunity to earn awards of shares based on Company performance against designated pre-determined, objective metrics. Participants are granted a target number of shares or units that can increase to 200% of the target or decrease to zero based on the Company’s actual performance compared to the designated metrics. Dividends or dividend equivalents, as applicable, on the performance shares accrue and will be paid when the performance shares are earned and paid based on the number of shares actually earned, if any.

THE 2015 PSU GRANTS

For 2015, the Compensation Committee established the following Company-based performance goals for the performance-based awards:

Goal	Ranking
TSR(1) — Company compared to S&P Midcap Utility Index	30%
TSR — Company compared to investor-owned water companies(2)	30%
Average ratio of O&M(3) expenses to revenue at Aqua Pennsylvania	20%
Total cumulative income from continuing operations before income taxes plus income from discontinued operations before income taxes, excluding Aqua Pennsylvania	20%

(1)	TSR means total shareholder return. See Appendix A for the investor-owned utilities in such index.
(2)	The six other investor-owned water utilities are: American Water Works Company, American States Water Company, Connecticut Water Service, Inc., California Water Service Group, Middlesex Water Company and SJW Corporation.
(3)	O&M means operating and maintenance expenses.

The Compensation Committee believes the mixture of performance goals, that compare the Company’s performance to both the broader index of peer investor-owned utilities used by Pay Governance in evaluating the competitiveness of the Company’s executive compensation program and the specific investor-owned water utilities, coupled with performance goals designed to encourage cost control and efficiency at the operating subsidiaries, leading to income growth, properly align the named executive officer compensation with the interests of shareholders.

Please see the information set forth under the heading “Grants of Plan-Based Awards” later in this Proxy Statement for the PSU awards made to the named executive officers in 2015. The performance period for the

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2015 PSU awards is from January 1, 2015 until December 31, 2017. Potential payouts for the performance awards made in 2015 will depend on the degree of achievement of each of the performance goals, as highlighted in the following tables:

•	Company TSR over the performance period compared to the TSR for the companies in the S&P Midcap Utility Index (30%):

Ordinal Ranking of the Company (including the Company) Versus Peer Group	Pmt as a % of Target Award (18 Peer Co’s)	Pmt as a % of Target Award (17 Peer Co’s)	Pmt as a % of Target Award (16 Peer Co’s)	Pmt as a % of Target Award (15 Peer Co’s)	Pmt as a % of Target Award (14 Peer Co’s)
Rank	Payout	Payout	Payout	Payout	Payout
1	200.0%	200.0%	200.0%	200.0%	200.0%
2	197.2%	195.6%	193.8%	191.7%	189.3%
3	183.3%	180.9%	178.1%	175.0%	171.4%
4	169.4%	166.2%	162.5%	158.3%	153.6%
5	155.6%	151.5%	146.9%	141.7%	135.7%
6	141.7%	136.8%	131.3%	125.0%	117.9%
7	127.8%	122.1%	115.6%	108.3%	100.0%
8	113.9%	107.4%	100.0%	91.7%	82.1%
9	100.0%	92.6%	84.4%	75.0%	64.3%
10	86.1%	77.9%	68.8%	58.3%	0.0%
11	72.2%	63.2%	53.1%	0.0%	0.0%
12	58.3%	0.0%	0.0%	0.0%	0.0%
13	0.0%	0.0%	0.0%	0.0%	0.0%
14	0.0%	0.0%	0.0%	0.0%	0.0%
15	0.0%	0.0%	0.0%	0.0%	N/A
16	0.0%	0.0%	0.0%	N/A	N/A
17	0.0%	0.0%	N/A	N/A	N/A
18	0.0%	N/A	N/A	N/A	N/A

•	The Company’s TSR at the end of the performance period compared to the TSR for the other large investor-owned water companies (30%):

Ordinal Ranking of the Company (including the Company) Versus Peer Group	Payout as a % of Target Award (7 Peer Companies)	Payout as a % of Target Award (6 Peer Companies)	Payout as a % of Target Award (5 Peer Companies)	Payout as a % of Target Award (4 Peer Companies)	Payout as a % of Target Award (3 Peer Companies)
1st	200%	200%	200%	200%	200%
2nd	170%	160%	150%	125%	100%
3rd	130%	125%	100%	50%	0%
4th	100%	75%	50%	0%	N/A
5th	50%	25%	0%	N/A	N/A
6th	0%	0%	N/A	N/A	N/A
7th	0%	N/A	N/A	N/A	N/A

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•	Average of the annual ratio of O&M expense to revenues over the period of 2015 through 2017 for the Company’s Aqua Pennsylvania operations using the following scale (20%):

2015—2017 O&M RATIO METRIC
Aqua PA O&M Ratio 3 YR Avg	Rating (% of 20% PSU’s Earned)
31.8	50%
31.6	60%
31.4	70%
31.2	80%
31.0	90%
30.8	100%
30.6	110%
30.4	120%
30.2	130%
30.0	140%
29.8	150%
29.6	160%
29.4	170%
29.2	180%
29.0	190%
28.8	200%

•	The Company’s total cumulative income from continuing operations before income taxes plus the Company’s income from discontinued operations before income taxes, less the corresponding amounts from Aqua Pennsylvania over the period of 2015 through 2017 using the following scale (20%):

2015—2017 NON PA EBT
Non- Pennsylvania 3 Year EBT	Percent of 20% of Performance Shares Earned
$235,200	50%
$240,200	60%
$245,200	70%
$250,200	80%
$255,200	90%
$260,200	100%
$262,700	110%
$265,200	120%
$267,700	130%
$270,200	140%
$272,700	150%
$275,200	160%
$277,700	170%
$280,200	180%
$282,700	190%
$285,200	200%

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Adjustments can be made to the Aqua Pennsylvania operations and maintenance expense ratio or the non-Aqua Pennsylvania earnings before taxes to reflect changes in accounting related to new accounting standards, changes due to regulatory requirements, unbudgeted transaction costs associated with potential or completed transactions and other factors as designated by the Compensation Committee in accordance with Section 162(m) of the Internal Revenue Code.

2016 PSU AWARDS

For the performance share grants made by the Compensation Committee in 2016, the period over which the Company’s performance will be measured will be the three-year period of 2016 through 2018. The performance metrics for the 2016 performance share grants represent both internal and external performance goals tied to TSR, cost reduction goals and rate base growth. All such awards are made subject to the terms and conditions of the Plan.

Specifically, the performance share grants are subject to the following performance goals:

•	27.5% of the Target Award shall be earned at the end of the performance period based on the Company’s TSR at the end of the performance period as compared to the TSR of the other large investor-owned water companies (American Water Works Company, American States Water Company, Connecticut Water Service, Inc., California Water Service Group, Middlesex Water Company and SJW Corporation).

•	27.5% of the Target Award shall be earned at the end of the performance period based on the Company’s TSR at the end of the performance period as compared to the TSR for the companies in the S&P Midcap Utility Index.

•	25% of the Target Award shall be earned based on the achievement of a targeted cumulative level of rate base growth as a result of acquisitions during the performance period (“Rate Base Growth”). The Board of Directors, based upon the recommendation of the Compensation Committee, believes that this metric adequately incents management to continue the Company’s growth strategy while also appropriately managing any potential risks associated with the execution of the Company’s growth strategy. Rate Base Growth includes rate base acquired and subsequent capital invested in these acquisitions during this three year period.

•	20% of the Target Award will be earned based on the achievement of maintaining Operating and Maintenance expenses within the Company’s regulated operations over the performance period.

OUTSTANDING 2014 PSU AWARDS

The Compensation Committee has made performance share unit awards to the named executive officers in each year since 2011. The 2014 PSU awards have similar performance goals to the 2015 PSU awards, with different percentile rankings and scales, and a performance period that began on January 1, 2014 and will end on December 31, 2016. Please see the disclosure under the heading “Outstanding Equity Awards at Fiscal Year-End” for a description of the status of such 2014 PSU awards.

2013 PSU AWARDS ACHIEVEMENT

The three-year performance period for the PSU awards made by the Compensation Committee in 2013 ended on December 31, 2015. In February 2016, the Compensation Committee determined the achievement of performance goals for the 2013 PSUs. The Company’s TSR was in the 58th percentile among the companies in the S&P Midcap Utilities Index (Metric 1), the Company’s TSR was ranked third among the other water companies (Metric 2), the O&M expense to revenue ratio for Aqua Pennsylvania was 30.35% (Metric 3), and the combined earnings in non-Aqua Pennsylvania subsidiaries was $270,088,000 (Metric 4).

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As a result, the Compensation Committee certified that a 137.9% payout of the 2013 PSU awards was earned in accordance with the following results and weightings:

2013 PSU Metrics	Payout	Weight	Percentage
Metric 1	122%	30%	36.6%
Metric 2	130%	30%	39%
Metric 3	111.3%	20%	22.3%
Metric 4	200%	20%	40%

REDUCTION OF LONG TERM INCENTIVE PAYOUTS TO REFLECT IMPAIRMENT CHARGE IN THE COMPANY’S MARCELLUS SHALE JOINT VENTURE

In the Fall of 2011, the Company entered into a joint venture to provide raw water services in the Marcellus Shale in north-central Pennsylvania. In this partnership with a firm that operates natural gas pipelines and processing plants (the “Joint Venture”), the Joint Venture constructed and presently operates a 102 mile pipeline (the “Pipeline”) in a region that, at that time, was being heavily invested in by the natural gas industry. This region is difficult to access and the joint venture sought to provide water to this area while also eliminating heavy truck traffic that was associated with hauling water to the region. Messrs. DeBenedictis, Kyriss, Smeltzer and Franklin were named executive officers at the time, and Mr. Luning was responsible for the structuring of the transaction and the completion of the appropriate legal documentation.

In 2012, the Pipeline was constructed and became operational. However, natural gas prices have historically been volatile. Since 2012, natural gas prices have declined, resulting in reduced exploration for natural gas and the attendant demand for raw water utilized in hydraulic fracturing. As a result, in the fourth quarter of 2015, the Joint Venture recognized an impairment charge on its long-lived assets, which reduced the carrying value of the Company’s investment in the Joint Venture. The impairment resulted from a marked decline in natural gas prices in 2015, a further reduction in the volume of water sales by the joint venture, which led to a lowered forecast on future sales volumes, as well as changes in the natural gas industry activities in the Marcellus Shale region and general market conditions.

The Compensation Committee determined that in order to hold the senior leaders of the Company accountable for the Company’s financial and operational performance, it would reduce the long term incentive payouts of certain executives. As a result, since Messrs. DeBenedictis, Kyriss, Franklin, and Smeltzer were named executive officers for the period of time that the decision to enter into the Joint Venture, and because Mr. Luning was the senior attorney responsible for the implementation of this decision, those individuals’ award of performance share units were adjusted to reflect this result, pursuant to the Adjustment Criteria approved by the Compensation Committee in 2013. For these named executive officers, a one-time reduction of the full value of the impairment was included in the calculation of the Company Factor for Metric 4, as set forth below:

2013 PSU Metric	Payout	Weight	%
Metric 1	122%	30%	36.6%
Metric 2	130%	30%	39%
Metric 3	111.3%	20%	22.3%
Metric 4	88.4%	20%	17.7%

Please see the disclosure under the heading “Option Exercises and Stock Vested” later in this Proxy Statement for the number of shares of common stock and value realized upon the earning of the 2013 PSUs. The awards were paid to the named executive officers in February 2016.

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SERVICE-BASED AWARDS: (33% OF ANNUAL AWARDS)

Annual restricted stock or restricted stock unit grants (together referred to as restricted stock) entitle the named executive officer to receive the number of shares granted at the end of a given period of time, or in increments over a period of years on the anniversaries of the grant date, provided the named executive officer remains an employee of the Company, unless separation is due to death, disability, retirement or termination following a Change in Control, in which cases acceleration of the lapse of forfeiture restrictions occurs as set forth in the Plan. Dividends or dividend equivalents, as applicable, are accumulated and paid when the restricted stock awards are paid. The restricted stock grants to the other named executive officers (other than the Chief Executive Officer) vest 100% after three years, with vesting subject solely to continued service with the Company. The restricted stock grants to the Chief Executive Officer vest 100% after three years, with vesting subject to continued service with the Company and the Company’s 2016-2018 average return on equity exceeding 11%.

The Compensation Committee bases its annual equity incentive awards for the named executive officers on the competitive levels for these awards as described herein and does not consider any increase or decrease in the value of past equity incentive awards in making this decision. In considering the number of equity incentive awards to be granted in total to all employees each year, the Compensation Committee considers the number of equity incentive awards outstanding and the number of equity incentive awards to be awarded as a percentage of Aqua America’s total shares outstanding. The number of equity incentive awards granted annually to all employees has been less than 1.0% of Aqua America’s total shares outstanding per year for the past several years.

Equity incentive awards are generally all made on the same grant date. It is our policy to make the grant date of equity compensation grants the date that the Compensation Committee approves the grants, which is either the date of the Compensation Committee’s meeting or the date of the Board meeting following the Compensation Committee’s meeting. The dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants, are set in advance, subject to changes for scheduling conflicts, and are independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

RETIREMENT PLANS

Our retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Some of our named executive officers are participants in our qualified pension plan (benefits frozen as of December 31, 2014) (the “Retirement Plan”), and in our supplemental, non-qualified pension benefit plan (the “Supplemental Pension Benefit Plan”). Our non-qualified retirement plans are intended to provide named executive officers with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in the Retirement Plan by providing the benefits that are limited under current Internal Revenue Service regulations. Benefits continue to accrue for some of our named executive officers in the Supplemental Pension Benefit Plan. Starting in 2009, the Company began to fund the trust for the benefits under the Supplemental Pension Benefit Plan and under a Supplemental Executive Retirement Plan (for the benefit of Mr. DeBenedictis only) using trust-owned life insurance. A named executive officer’s retirement benefits under our qualified and non-qualified retirement plans are not taken into account in determining the executive’s current compensation. Effective December 31, 2014, the named executive officers ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits was frozen in the Retirement Plan as of December 31, 2014. Vesting service will continue to accrue in the Retirement Plan as long as the named executive officer remains employed by the Company.

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NON-QUALIFIED DEFERRED COMPENSATION PLANS

We maintain a non-qualified Executive Deferred Compensation Plan (the “Executive Deferral Plan”) that allows eligible members of management to defer all or a portion of their salary and annual cash incentives, which enables participants to save for retirement and other life events in a tax-effective manner. Deferred amounts are deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives. In addition, in order to provide named executive officers with the full Company matching contribution available to other employees under our qualified plans, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Aqua America matching contribution under such qualified plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($17,500 for 2013 and 2014, and $18,000 for 2015), receive the portion of the Aqua America matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan. Effective January 1, 2009, the Company began to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance. A named executive officer’s deferrals, Aqua America’s contributions and earnings on deferrals and contributions under our non-qualified deferred compensation plan are not taken into account in determining the named executive officer’s current compensation.

SEVERANCE PLANS

All of the named executive officers are covered by a severance policy. The policy provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination, provided that the named executive officer is terminated for any reason other than for cause.

CHANGE-IN-CONTROL AGREEMENTS

We maintain change-in-control agreements with the named executive officers. These change-in-control agreements are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of Aqua America, enable the executives to impartially evaluate such a transaction, provide a retention incentive to our named executive officers and encourage their attention and dedication to their duties and responsibilities in the event of a possible change-in-control. Under the terms of these agreements, the covered named executive officer is entitled to certain severance payments and a payment in lieu of the continuation of benefits if he experiences a termination of employment other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of “Potential Payments Upon Termination or Change-in-Control” on pages 62 through 69.)

These change-in-control agreements are referred to as “double trigger” agreements because they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change-in-control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control. The normal annual restricted stock and performance share grants to the named executive officers since 2011 also contain double trigger provisions. Each of the change-in-control agreements limits the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”).

The Company has determined that there will be no tax gross-ups in any new change-in-control agreements with executives in the future and that all such agreements will be subject to the limitations under Section 280G of the Code. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 62 through 63, are consistent with the multiples in the market. Named

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executive officers who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy.

THE ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

Our Senior Vice President and General Counsel assists the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, market rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the calculation of the Individual Factor under the Annual Cash Incentive Compensation Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Executive Officer also provides the Compensation Committee with a self-assessment of his performance against his objectives. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of the Compensation Committee’s determination of the Company Factor for the Annual Cash Incentive Compensation Plan, our performance against the criteria established by the Compensation Committee for the vesting of restricted stock grants and the earning of performance shares. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

THE IMPACT OF TAX CONSIDERATIONS ON EXECUTIVE COMPENSATION DECISIONS

While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described above. Section 162(m) of the Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentive compensation) paid individually to our Chief Executive Officer and the other named executive officers in any one year, subject to certain specified exceptions. We have determined that it may be appropriate for our Chief Executive Officer’s compensation to be at a level such that a portion is not entirely deductible for federal income tax purposes.

EQUITY OWNERSHIP REQUIREMENTS/ANTI-HEDGING

In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the interests of these executive officers with the long-term performance of the Company. In 2012, these guidelines were modified to recognize the different levels of executives who may be among the named executive officers and to state the guidelines in terms of the number of shares to be held rather than a dollar value, in order to avoid fluctuations in the number of shares to be held based on variations in the Company’s stock price. In establishing the number of shares to be held, the Compensation Committee used a round number of shares, the value of which approximates the following multiples of the midpoint of the base salary grade for the executives:

Position	Approximate Multiple of Salary Midpoint	Number of Shares
Chief Executive Officer	5	150,000
Executive Vice President	3	40,000
Senior Vice President	2	20,000

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Each named executive officer is expected to have shareholdings consistent with these guidelines within five years after becoming a named executive officer or after receiving a significant promotion. Messrs. Franklin and Fox each received a significant promotion in 2015 and Mr. Schuller was initially hired, starting a new five-year period for each.

Shareholdings, as defined for ownership requirement purposes, include shares held directly or beneficially, including shares acquired under our Employee Stock Purchase Plan or 401(k) plans. Shareholdings do not include exercisable stock options, restricted shares still subject to restrictions or performance shares before being earned. An executive who has not achieved the guideline within this five-year period is expected to retain one-half of any equity awards, after any required tax withholding, in Company stock and to use 10% of any annual cash incentive awards after tax to purchase shares of Company stock until the guideline is met. The below chart shows the share ownership of the named executive officers as of March 7, 2016:

OFFICER OWNERSHIP
Name	Position	Shareholdings
FRANKLIN	Chief Executive Officer	60,239
SMELTZER	Executive Vice President	109,423
FOX	Executive Vice President	3,876
SCHULLER	Executive Vice President	215
LUNING	Senior Vice President	23,773
ROSS	Senior Vice President	16,892

It is the Company’s policy not to permit hedging, and it does not permit pledging without clearance from the Company’s General Counsel or short-selling of the Company’s stock by its named executive officers.

CLAWBACK OF INCENTIVE COMPENSATION

In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Compensation Committee reserves the right to review the cash incentive compensation received by the named executive officers with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the cash incentive compensation that was based on the misstated financial results from the executive or executives whose fraud or willful misconduct was the cause of the restatement. In addition, starting with the performance share unit grants and restricted share unit grants in 2014, all shares issued pursuant to those grants are subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

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2015 EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer, and the next four most highly compensated executive officers of the Company, plus Mr. DeBenedictis, who served as our Principal Executive Officer for a portion of 2015, and Mr. Kyriss, who served as an executive officer until June 30, 2015, for the fiscal years ended December 31, 2015, 2014, and 2013. These individuals are collectively referred to in this 2015 Executive Compensation section as the “named executive officers.”

SUMMARY COMPENSATION TABLE
Principal Position	Year	Salary ($)(1)	Bonus ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Christopher H. Franklin	2015	483,801	—	710,830	524,511	405,995	15,043	2,140,180
President and Chief Executive Officer	2014	339,471	—	316,764	254,010	571,849	23,205	1,505,299
	2013	317,116	—	366,660	242,064	54,689	30,274	1,010,803
David P. Smeltzer	2015	369,037	—	396,700	265,980	393,970	11,755	1,437,442
Executive V.P. and Chief	2014	371,296	—	377100	268,861	715,175	20,975	1,753,407
Financial Officer	2013	347,115	—	407,400	256,148	13,752	33,444	1,057,859
(Principal Financial Officer)
Richard S. Fox	2015	255,714	—	191,295	145,246	93,579	11,003	696,837
Executive Vice President and Chief Operating Officer

Daniel J. Schuller	2015	141,346	—	160,440	104,271	—	41,697	447,754
Executive Vice President,
Strategy and Corporate Development
Christopher P. Luning	2015	293,558	—	277,690	175,500	111,083	14,048	871,879
Senior Vice President, General Counsel and Secretary	2014	278,269	—	263,970	176,512	174,769	17,787	911,307
	2013	237,019	—	183,330	164,820	8,318	23,605	617,092
William C. Ross	2015	227,001	—	138,845	100,464	105,564	9,812	581,686
Senior Vice President,
Engineering and Environmental Affairs
Nicholas DeBenedictis	2015	573,985	—	—	416,400	1,325,713	503,385	2,834,852
Partial Year Chief Executive	2014	693,847	—	867,330	883,049	957,500	46,781	3,448,507
Officer	2013	648,555	—	1,405,530	892,974	122,441	125,912	3,195,412
Karl M. Kyriss	2015	337,320	—	333,228	187,000	268,351	20,018	1,145,917
Former Executive V.P. and President, Aqua Capital Ventures	2014	339,471	—	316,764	176,680	420,462	29,275	1,282,652
	2013	317,116	—	366,660	171,216	68,702	38,861	962,555

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the named executive officer.
(2)	The grant date fair value of stock-based compensation is based on the fair market value on the date of grant as determined in accordance with the Financial Accounting Standards Board’s (FASB) accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in Note 14, ‘Employee Stock and Incentive Plan’ contained in the Notes to Consolidated Financial Statements, as incorporated by reference in the Company’s Annual Report on Form 10-K. For performance shares, and with respect to the Chief Executive Officer, the RSUs, the Grant Date Fair Value of Stock and Options Awards shown is based on the target number of the shares underlying the awards granted. The Grant Date Fair Value of Stock if the maximum payout occurred would be $2,964,671 in the aggregate for the PSUs and $726,692 for the RSU award to the Chief Executive Officer.
(3)	Non-Equity Plan Incentive compensation is shown for the year in which the compensation is earned, and is generally paid in the following calendar year. See the description of these annual cash incentive awards above under the CD&A section of this Proxy Statement.

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(4)	The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans (including supplemental pension plans) from the pension plan measurement date used for financial statement reporting purposes in the Company’s audited statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year. All amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Executive Deferral Plan are invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan; there are no preferential or above-market earnings on this deferred compensation. Mr. Schuller is not eligible to participate in the Retirement Plan since he was hired by the Company after the Retirement Plan was closed to new entrants.
(5)	“All Other Compensation” includes the following components:

OTHER COMPENSATION
		Dividend Equivalents ($)(a)	Group Life ($)(b)	401(k) Company Match ($)(c)	Relocation ($)(d)	Car Allowance ($)(e)	Other ($)	Total ($)
FRANKLIN	2015	—	3,367	7,950	—	3,726	—	15,043
	2014	8,325	1,098	7,800	—	5,982	—	23,205
	2013	18,700	1,064	7,611	—	2,899	—	30,274
SMELTZER	2015	—	3,581	7,950	—	224	—	11,755
	2014	9,713	3,462	7,800	—	—	—	20,975
	2013	22,100	3,354	7,990	—	—	—	33,444
FOX	2015	—	1,706	5,514	—	3,783	—	11,003

SCHULLER	2015	—	—	4,106	35,883	1,708	—	41,697

LUNING	2015	—	990	7,768	—	5,290	—	14,048
	2014	5,550	900	3,588	—	7,749	—	17,787
	2013	11,900	810	5,380	—	5,515	—	23,605
ROSS	2015	—	3,238	4,088	—	2,486	—	9,812

DEBENEDICTIS(f)	2015	—	5,506	7,950	—	1,913	503,385	518,754
	2014	30,525	10,683	4,008	—	1,565	—	46,781
	2013	103,840	12,603	7,650	—	1,819	—	125,912
KYRISS	2015	—	4,990	7,950	—	7,078	—	20,018
	2014	8,325	4,831	7,800	—	8,319	—	29,275
	2013	18,700	4,681	8,583	—	6,897	—	38,861

a)	Represents dividends paid pursuant to the 2009 Omnibus Executive Compensation Plan.
b)	Represents the taxable value of group life insurance benefit for the named executive officer.
c)	Includes Company match to the 401(K) and supplemental retirement plan (“SERP”).
d)	Represents reimbursement provided under the Company’s policy.
e)	The Company provides for the use of Company owned or leased vehicles for all named executive officers.
f)	Pursuant to the Company’s Retirement Plan, Mr. DeBenedictis received $53,385 of retirement pay in 2015. Mr. DeBenedictis received a $450,000 cash payment in lieu of long-term incentive compensation in 2015 as a one-time bonus.

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REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to assist the Board of Directors in its general oversight of the Company’s compensation programs and the compensation of the Company’s executives. The Compensation Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website at www.aquaamerica.com.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 28 through 69 with management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders.

Respectfully submitted,

Lon R. Greenberg, Chairman

Ellen T. Ruff

William P. Hankowsky

The foregoing Executive Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2015:

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock or Units (6)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)(#)	(#)	(#)	($/Sh)	($)(7)
FRANKLIN	2/23/15	85,474	348,875	654,141	4,200	8,400	16,800	4,200	0	0	333,228
	7/1/15				4,946	9,892	19,784	4,935	0	0	377,602
SMELTZER	2/23/15	50,127	204,600	383,625	5,000	10,000	20,000	5,000	0	0	396,700
FOX	2/23/15	28,514	116,383	218,219	750	1,500	3,000	750	0	0	59,505
	7/1/15				1,725	3,450	6,900	1,725	0	0	131,790
SCHULLER	7/1/15	19,651	80,208	150,391	2,100	4,200	8,400	2,100	0	0	160,440
LUNING	2/23/15	33,075	135,000	253,125	3,500	7,000	14,000	3,500	0	0	277,690
ROSS	2/23/15	19,723	80,500	150,938	1,750	3,500	7,000	1,750	0	0	138,845
DEBENEDICTIS	2/23/15	416,400	416,400	416,400	0	0	0	0	0	0	0
KYRISS	2/23/15	187,000	187,000	187,000	4,200	8,400	16,800	4,200	0	0	333,228

(1)	The named executive officers Non-Equity Incentive Plan Awards are calculated based on the named executive officers current annual salary multiplied by the named executive officers target incentive compensation percentage times an Individual Factor times a Company Factor. Messrs. DeBenedictis and Kyriss’ Non-Equity Incentive Plan Awards were based upon 100% Individual Factor times 100% Company Factor.

(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 70% and the minimum Company Factor of 35%. 75% of the Company’s financial target must be achieved.

(3)	The Target Non-Equity Incentive Plan Award is based on the Individual Factor of 100% and a Company Factor of 100%.

(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%. 110% or more of the Company’s financial target must be achieved to earn the maximum non-equity incentive plan award.

(5)	The February 23, 2015 Equity Incentive Plan Awards in these columns are composed of performance share units for the CEO, Mr. Franklin (awarded prior to his appointment as CEO), and for the other named executive officers other than Mr. DeBenedictis. On July 1, 2015, Mr. Franklin received an additional performance share units award upon his appointment as CEO. The performance share units for all named executive officers vest on the third anniversary of the grant date, subject to the degree of achievement of the applicable performance goals.

(6)	Represents service-based restricted stock unit grants for the named executive officers other than Mr. DeBenedictis, which vest on the third anniversary of the grant date as long as the named executive officer is providing service to the Company.

(7)	The grant date fair value of restricted stock unit awards is based on their fair market value on the date of grant as determined under FASB accounting standards for stock compensation. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in Note 14, “Employee Stock and Incentive Plan” contained in the Notes to Consolidated Financial Statements as incorporated by reference in the Company’s Annual Report on Form 10-K.

Equity awards in 2015 consisted of restricted stock units and performance share units. The restricted stock unit grants to the named executive officers vest at the end of three years from the grant date. The performance share unit grants to the named executive officers vest at the end of three years from the grant date, but the amount of the payout can range from 0% to 200% of the target grant depending on the Company’s performance against the performance goals described on pages 42 through 47. The threshold level of performance share units that a grantee can earn is 50% of the target grant and the maximum level a grantee can earn is 200% of the target grant. The threshold, target and maximum payout for each of the named executive officers is shown in the Grants of Plan-Based Awards Table above.

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If the Company does not achieve the required financial performance to meet the designated performance criteria, the performance shares that are subject to such performance criteria that would otherwise vest are forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding stock option and stock awards held by the named executive officers at the end of 2015.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (2) (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) (2) (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) (5) ($)
FRANKLIN	—	—	—	—	—	10,404	$310,039	71,219	$2,122,326
	12,499	—	—	$23.57	3/07/2016	—	—	—	—
	9,916	—	—	$18.61	2/22/2017	—	—	—	—
	9,007	—	—	$16.15	2/26/2018	—	—	—	—
SMELTZER	—	—	—	—	—	11,560	$344,488	55,000	$1,639,000
	10,000	—	—	$13.72	1/22/2020	—	—	—	—
FOX	—	—	—	—	—	2,586	$77,052	17,063	$508,477
	5,750	—	—	$13.72	1/22/2020	—	—	—	—
SCHULLER	—	—	—	—	—	—	—	10,500	$312,900
LUNING	—	—	—	—	—	5,202	$155,020	37,250	$1,110,050
ROSS		—	—			5,171	$154,103	19,375	$577,375
	5,952	—	—	$16.15	2/26/2018	—	—	—	—
	9,375	—	—	$15.30	2/26/2019	—	—	—	—
	12,500	—	—	$13.72	1/22/2020	—	—	—	—

(1)	The performance goals for the performance share units granted for 2013 for the three-year performance period ended December 31, 2015 were as follows: (a) 30% based on Aqua’s percentile ranking for TSR within the S&P MidCap Utilities Index; (b) 30% based on attainment of the Company’s ordinal ranking for TSR compared to a specified peer group of seven investor-owned water companies; (c) 20% based on Aqua Pennsylvania’s ratio of the consolidated O&M expenses to revenue, and (d) the remaining 20% based on the combined earnings before taxes for the Company’s operations other than Aqua Pennsylvania (non-PA EBT). In February 2016, the Compensation Committee determined the achievement of the performance goals for the 2013 PSUs. The Company’s TSR was in the 58th percentile among the companies in the S&P Midcap Utilities Index (Metric (a)), the Company’s TSR was ranked third among the other water companies (Metric (b)), the consolidated O&M expense to revenue ratio for Aqua Pennsylvania was 30.35% (Metric (c)), and the combined non-PA EBT was $270,088,000. However, for Messrs. Franklin, Smeltzer, and Luning, the combined non-PA EBT was adjusted downward. Please see “Reduction of Long Term Incentive Payouts to Reflect Impairment Charge in the Company’s Marcellus Shale Joint Venture” on page 46. Such shares were issued on February 27, 2016.

(2)	For Mr. Franklin, Mr. Smeltzer and Mr. Luning, the performance share units and market value of such units included in these columns are calculated on 115.6% of the original performance share units granted in 2013, which have been earned based on the Company’s performance for the performance period of 2013 through 2015 against the performance goals for the 2013 performance share units described in Note (1) above. For Mr. Fox and Mr. Ross, the performance share units and market value of such units included in these columns are calculated on 137.9% of the original performance share units granted in 2013.

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(3)	The performance share units in this column that are vested and earned for the named executive officers are:

Named Executive Officer	Date Earned	Date Vested and Paid	Number of Shares Issued
FRANKLIN	12/31/2015	2/27/2016	10,404
SMELTZER	12/31/2015	2/27/2016	11,560
FOX	12/31/2015	2/27/2016	2,586
SCHULLER	12/31/2015	2/27/2016	—
LUNING	12/31/2015	2/27/2016	5,202
ROSS	12/31/2015	2/27/2016	5,171

(4)	For the performance share units granted in 2014 and 2015, the Company’s interim performance through December 31, 2015 exceeded the target levels for each such award. In compliance with the SEC’s regulations, because the performance for the portion of the performance period that has been completed through December 31, 2015 has exceeded the threshold and target levels established for the 2014 and 2015 performance share unit awards, respectively, the number and value of the performance share units disclosed in these columns are based on the maximum payout of 200% of the original performance shares granted. Actual performance results for the full performance period of each award may be substantially different from the amounts presented in the table above.

(5)	All such performance share units are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company on the vesting date; actual results could vary materially at the end of the performance period. All restricted share units are subject to the achievement of applicable performance criteria, including the individual’s continued service with the Company on the vesting date.

	Performance Share Units			Restricted Share Units
Named Executive Officer	Date To Be Earned If Applicable	Date To Be Vested And Paid If Earned	Number Of Units Issued At Maximum	Date To Be Earned If Applicable	Date To Be Vested And Paid If Earned	Number Of Units Issued At Target
FRANKLIN	—	—	—	2/27/2016	2/27/2016	4,500
	12/31/2016	2/27/2017	16,800	2/27/2017	2/27/2017	4,200
	12/31/2017	2/23/2018	36,584	2/23/2018	2/23/2018	9,135
SMELTZER	—	—	—	2/27/2016	2/27/2016	5,000
	12/31/2016	2/27/2017	20,000	2/27/2017	2/27/2017	5,000
	12/31/2017	2/23/2018	20,000	2/23/2018	2/23/2018	5,000
FOX	—	—	—	2/27/2016	2/27/2016	938
	12/31/2016	2/27/2017	3,000	2/27/2017	2/27/2017	750
	12/31/2017	2/23/2018	9,900	2/23/2018	2/23/2018	2,475
SCHULLER	12/31/2017	2/23/2018	9,900	2/23/2018	2/23/2018	2,100
LUNING	—	—	—	2/27/2016	2/27/2016	2,250
	12/31/2016	2/27/2017	14,000	2/27/2017	2/27/2017	3,500
	12/31/2017	2/23/2018	14,000	2/23/2018	2/23/2018	3,500
ROSS	—	—	—	2/27/2016	2/27/2016	1,875
	12/31/2016	2/27/2017	7,000	2/27/2017	2/27/2017	1,750
	12/31/2017	2/23/2018	7,000	2/23/2018	2/23/2018	1,750

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth (1) the number of shares of the Company’s common stock acquired by the named executive officers in 2015 from the exercise of stock options, (2) the value realized by those officers upon the exercise of those stock options based on the difference between the market price for our Common Stock on the date of exercise and the exercise price for the options, (3) the number of shares of restricted stock, performance share units or restricted stock units previously granted to the named executive officers that vested or were earned for 2015, and (4) the value realized by those officers upon the vesting and payment of such shares based on the closing market price for our shares of Common Stock on the vesting date. No new stock options have been issued since 2010.

	OPTION EXERCISED AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
FRANKLIN	9,186	109,727	18,180	517,712
SMELTZER	49,374	456,089	20,200	575,235
FOX	3,000	15,245	3,788	107,871
SCHULLER	—	—	—	—
LUNING	25,768	292,322	8,080	230,094
ROSS	5,515	51,786	7,575	215,714
DEBENEDICTIS	—	—	129,690	3,618,193
KYRISS	25,784	208,423	31,080	855,940

(1)	The “Number of Shares Acquired on Vesting” column represents the number of shares of common stock issued upon the earning and vesting of the 2013 performance share units. The “Value Realized on Vesting” column includes the fair value of the shares paid on vesting plus dividends paid for performance share units and restricted stock units vesting in the amount of $32,488 for Mr. Franklin, $36,097 for Mr. Smeltzer, $14,439 for Mr. Luning, $175,129 for Mr. DeBenedictis, $42,927 for Mr. Kyriss, $6,769 for Mr. Fox, and $13,537 for Mr. Ross.

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RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

PENSION BENEFITS

The following table sets forth: (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2015, (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2015; and, (3) any payments made to the named executive officers in 2015 under those plans.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service* (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
FRANKLIN	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	22	792,252	—
	Supplemental Pension Benefit Plan	23	1,173,130	—
SMELTZER	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	29	1,254,192	—
	Supplemental Pension Benefit Plan	30	1,952,035	—
FOX**	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	13	418,956	—
	Supplemental Pension Benefit Plan	14	96,193
SCHULLER***	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	—	—	—
	Supplemental Pension Benefit Plan	—	—	—
LUNING	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	12	308,260	—
	Supplemental Pension Benefit Plan	13	207,568	—
ROSS ****	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	17	678,833	—
	Supplemental Pension Benefit Plan	18	426,277	—
DEBENEDICTIS	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	23	—	2,824,626
	Supplemental Pension Benefit Plan	24	5,654,675
	Supplemental Executive Retirement Plan	25	353,304
KYRISS	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	20	1,106,436	—
	Supplemental Pension Benefit Plan	21	1,314,707	—

*	For benefit accrual purposes, credited service in Retirement Plan is frozen as of December 31, 2014. For early retirement eligibility purposes, service continues to accrue after December 31, 2014 and will equal that shown for the Supplemental Pension Benefit Plan.
**	The present value of the accumulated benefit as of December 31. 2014 for the Retirement and Supplemental Pension Benefit Plan for Mr. Richard Fox were $416,966 and $4,604 respectively.
***	Mr. Schuller is not eligible to participate in the Retirement Income Plan for Aqua America, Inc. or the Supplemental Pension Benefit Plan since he was hired by the Company after the plans were closed to new entrants.
****	The present value of the accumulated benefit as of December 31. 2014 for the Retirement and Supplemental Pension Benefit Plan for Mr. Ross were $702,132 and $297,414 respectively.

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RETIREMENT INCOME PLAN FOR AQUA AMERICA, INC. AND SUBSIDIARIES (THE “RETIREMENT PLAN”)

The Company sponsors a qualified defined benefit Retirement Plan to provide retirement income to the company’s employees hired prior to certain dates starting in 2003. Effective December 31, 2014, the named executive officers ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits was frozen in the Retirement Plan as of December 31, 2014.

For the portion of the Retirement Plan covering certain of the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by the Company to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted stock or shares underlying restricted stock units or performance shares become freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes maximum limitations on the annual amount of pension benefits that may be paid, and the amount of compensation that may be taken into account in calculating benefits, under a qualified, funded, defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

Benefits earned under the final pay formula for the retirement plan are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above “Covered Compensation” for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases (as defined in the Retirement Plan) in effect for each calendar year during the 35-year period ending with the last day of the calendar year of the benefit determination. Effective December 31, 2014, years of credited service and plan compensation in the Retirement Plan were frozen for the named executive officers.

Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. All named executive officers (with the exception of Mr. Schuller) are vested in the Retirement Plan. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of vesting service or age 62 with 30 years of vesting service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65 or are reduced actuarially in accordance with the terms of the Retirement Plan and federal law if payment occurs before age 55. Pension benefits earned are payable in the form of a lifetime annuity or can be collected as a lump sum benefit after retirement. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Mr. Smeltzer and Mr. Ross are currently eligible to retire under the Retirement Plan.

AQUA AMERICA, INC. SUPPLEMENTAL RETIREMENT PLANS

Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company. On December 1, 2014, the Board of Directors adopted an amended supplemental benefits plan for salaried employees of the Company (the “Supplemental Pension Benefit Plan”). The Supplemental Pension Benefit Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. Effective December 31, 2014, the Supplemental Pension Benefit Plan was amended to include credited service and plan compensation that the named executive officers would have otherwise accrued under the Retirement Plan if their benefit had not been frozen in the Retirement Plan. In addition, deferred compensation is excluded from the Retirement Plan “plan compensation” definition, but is included in the calculation of benefits under the Supplemental Pension

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Benefit Plan. The benefit under the Supplemental Pension Benefit Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations, absent the freezing of plan compensation and credited service, and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

Participants may retire as early as age 55 with 10 years of service under the Supplemental Pension Benefit Plan. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned under the Supplemental Pension Benefits Plan are payable in the form of a lump sum, unless an alternative election is made. An alternative election may be made such that benefits are paid as an annuity for life (and the life of the participant’s spouse upon death), in a series of installments or under certain circumstances transferred at separation from employment to up to five separation distribution accounts under the Company’s Executive Deferral Plan.

Messrs. Franklin, Fox, Smeltzer and Luning are earning benefits under the Supplemental Pension Benefit Plan, and are fully vested in those benefits. Mr. Smeltzer and Mr. Ross are currently eligible to retire under the Supplemental Pension Benefit Plan. In 2009, the Company began to fund the Supplemental Pension Benefit Plan through the use of trust-owned life insurance.

ACTUARIAL ASSUMPTIONS USED TO DETERMINE VALUES IN THE PENSION BENEFITS TABLE

The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount, which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age (or current age, if later) for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	December 31, 2015	December 31, 2014
Discount rate	4.48%	4.20%
Retirement ages:
DeBenedictis	69.25	68.25
Smeltzer	62	62
Franklin	62	62
Kyriss	64	63
Luning	65	65
Ross	70.42	64.42
Fox	65	65
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	50% of the present value for the Retirement Plan is calculated using the RP-2014 gender specific annuitant mortality tables (with MP-2014 mortality improvements removed from 2006 to 2014) projected	50% of the present value for the Retirement Plan is calculated using the RP-2014 gender specific annuitant mortality tables (with MP-2014 mortality improvements removed from 2006 to 2014) projected

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	December 31, 2015	December 31, 2014
Discount rate	4.48%	4.20%
	generationally from 2006 with Scale BB 2-Dimensional improvements. 50% of the present value for the Retirement Plan and 100% of the present value for the Supplemental Pension Benefit Plan is calculated using a 50% male and a 50% female blended RP-2014 annuitant mortality table (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale BB 2-Dimensional improvements.	generationally from 2006 with Scale BB 2-Dimensional improvements. 50% of the present value for the Retirement Plan and 100% of the present value for the Supplemental Pension Benefit Plan is calculated using a 50% male and 50% female blended RP-2014 annuitant mortality table (with MP-2014 mortality improvements removed from 2006 to 2014) projected generationally from 2006 with Scale BB 2-Dimensional improvements.
Form of payment • Retirement Plan • Supplemental Pension Benefit Plan	50% Single lump sum payment and 50% Single life annuity Single lump sum payment transferred to the Company’s Executive Deferral Plan	50% Single lump sum payment and 50% Single life annuity Single lump sum payment transferred to the Company’s Executive Deferral Plan

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2015 for our nonqualified Executive Deferral Plan.

	NONQUALIFIED DEFERRED COMPENSATION
	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
FRANKLIN	—	(2,168)	—	68,945
SMELTZER	53,772	(8,882)	—	383,261
FOX	10,229	(400)	—	9,829
SCHULLER	—	—	—	—
LUNING	—	—	—	—
ROSS	90,800	(31,203)	—	510,754
DEBENEDICTIS	794,744	(86,382)	—	4,977,777
KYRISS	148,574	(38,866)	—	673,802

(1)	In 2015, the deferred amounts were invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the earnings on those mutual funds.

Employees with total projected W-2 compensation for 2015 in excess of $137,000 are eligible to participate in the Company’s Executive Deferral Plan for 2016. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

CHANGE-IN-CONTROL AGREEMENTS

The Company maintains change-in-control agreements with its named executive officers. Payments under these agreements are triggered if the named executive officer’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after consummation of a change-in-control transaction involving the Company.

The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

Name	Multiple of Base Compensation	Payment in lieu of Health Benefit Continuation Period	Outplacement Services
FRANKLIN	2	2	6 Months
SMELTZER	2	2	6 Months
FOX	2	2	6 Months
SCHULLER	2	2	6 Months
LUNING	2	2	6 Months
ROSS	2	2	6 Months

For purposes of the change-in-control agreements, “Base Compensation” is defined as current base annual salary, plus the greater of the named executive officer’s target bonus for the year in which the executive incurs a termination of employment, or the last actual bonus paid to the named executive officer under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by Aqua America), in all capacities with Aqua America and its subsidiaries or affiliates. The executive’s Base Compensation would be determined prior to reduction for salary deferred by the named executive officer under any deferred compensation plan of Aqua America and its subsidiaries or affiliates, or otherwise. The named executive officer is entitled to receive a pro-rata share of the named executive officer’s target annual cash incentive compensation based on the portion of the calendar year that has elapsed at the time of the named executive officer’s termination. The named executive officer is also entitled to receive a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 years and outplacement services.

The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreement, although pursuant to the requirements of Section 409A of the Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the named executive officer’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

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Starting in 2011, for equity incentive awards made under the Plan: (i) for restricted stock units without performance goals, if a change-in-control occurs prior to the vesting date, the restricted stock units would remain outstanding and vest on the vesting date; and (ii) for performance shares, if a change-in-control occurs, performance would be measured at the date of the change-in-control, and the number of performance shares earned would be determined as of the date of the change-in-control as follows:

•	If a change-in-control occurs more than one year after the grant date, the number of performance shares earned as of the change-in-control date would be the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

•	If a change-in-control occurs within one year after the grant date, the number of performance shares earned as of the change-in-control date would be a pro rata portion (based on the number of whole months in the applicable performance period worked from the date of grant to the change-in-control) of the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

Any performance shares that are not earned at the change-in-control date would be forfeited. The vesting of these equity incentives is applicable to all grantees under the Plan.

For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)	any person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the common stock of Aqua America then outstanding;

(2)	during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)	there occurs a sale of 50% or more of the aggregate assets or earning power of Aqua America and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 50% of the resultant entity.

The change-in-control agreement for Mr. Franklin and the form of change-in-control for the other named executive officers have been filed with the SEC as exhibits to Aqua America’s periodic report filings.

RETIREMENT AND OTHER BENEFITS

Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the certain named executive officers, are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age (or current age, if later), for the named executive officers is set forth in the Pension Benefits table on page 58. The pension benefit values included in the tables below reflect the incremental value above the amounts shown in the Pension Benefits table for benefits payable upon each triggering event from all pension plans in the aggregate.

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The Company sponsors postretirement medical plans to subsidize retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. Mr. Smeltzer and Mr. Ross are eligible for these benefits. The postretirement medical benefits shown in the tables below are those which are payable from the Company under each of the triggering events.

Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements, in addition, the company assumes immediate termination, retirement, death or disablement have occurred at December 31, 2015 for purposes of the tables on pages 58 through 69. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2015 are shown with zero value in the tables.

Upon termination for any reason, the named executive officer in our Executive Deferral Plan, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation table on page 61, subject to the restrictions under the Plan described on page 48. The values of these account balances are not included in the tables below. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables below.

Under the terms of our 2004 Equity Compensation Plan, upon termination of a grantee’s employment as a result of retirement, disability or death, the period during which stock options that were granted prior to 2009, which are otherwise exercisable, may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option granted prior to 2009 is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Company or any subsidiary, the un-exercisable portion of the option shall terminate as of such date.

Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, the period during which stock options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; or (ii) thirty-eight months from the date of such termination in the case of retirement or disability, provided, however, that in no event shall the period extend beyond the expiration of the option term. The Compensation Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability or other termination of employment may be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary.

Under the terms of the restricted stock unit grants under the 2009 Omnibus Equity Compensation Plan, grantees of restricted stock units will (i) vest in a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement, or (ii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the restricted stock units shall be issued to the grantee within 60 days following the grantee’s retirement, death or disability, subject to applicable tax withholding and the values of these restricted stock units as of December 31, 2015 are included in the tables below. Under the terms of the performance share

64

unit grants under the 2009 Omnibus Equity Compensation Plan, grantees of performance share units will (i) earn a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or (ii) earn immediately any unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the performance share units shall be issued to the grantee on the vesting date for such performance share units and the estimated values of these performance share units based on interim performance through December 31, 2015 are included in the tables below. For purposes of the performance share units tied to the performance goal of cumulative earnings before taxes, the Company’s actual performance is measured against a pro rata portion of the performance goal as of year-end. Actual performance results for the full performance period may be substantially different from the amounts presented in the tables below.

The total estimated value of the payments that would be triggered by a termination following a change-in- control, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2015 and assuming a value for our Common Stock as of December 31, 2015 for purposes of valuing the vesting of the equity incentives are set forth below.

CHRISTOPHER H. FRANKLIN
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	2,286,000	1,143,000	—	—	—
Prorated current year bonus	348,875	524,511	524,511	524,511	524,511
Payment of accrued dividend equivalents	60,245	—	39,611	60,245	60,245
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	531,483	—	265,478	531,483	531,483
Vesting of performance share units	1,435,678	—	686,567	1,435,678	1,435,678
Continuation of welfare benefits	81,778	19,753	—	—	—
Outplacement services	45,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	81,046	81,046	—	—	820,570
Present value of retiree medical benefits	—	—	—	—	—
Total	4,870,105	1,768,310	1,516,167	2,551,917	3,372,487

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DAVID P. SMELTZER
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,281,722	576,600	—	—	—
Prorated current year bonus	204,600	265,980	265,980	265,980	265,980
Payment of accrued dividend equivalents	61,622	—	44,075	61,622	61,622
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	447,000	—	273,167	447,000	447,000
Vesting of performance share units	1,189,020	—	701,194	1,189,020	1,189,020
Continuation of welfare benefits	61,611	14,882	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	104,101	—	128,636
Present value of retiree medical benefits	266,604	266,604	266,604	—	266,604
Total	3,534,679	1,124,066	1,655,121	1,963,622	2,358,862

RICHARD S. FOX
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,035,400	517,700	—	—	—
Prorated current year bonus	116,383	145,246	145,246	145,246	145,246
Payment of accrued dividend equivalents	13,426	—	8,784	13,426	13,426
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	124,057	—	55,905	124,057	124,057
Vesting of performance share units	348,899	—	156,367	348,899	348,899
Continuation of welfare benefits	97,007	23,432	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	30,628	30,628	—	—	554,392
Present value of retiree medical benefits	—	—	—	—	—
Total	1,788,300	717,006	366,302	631,628	1,186,020

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DANIEL J. SCHULLER
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,085,000	542,500	—	—	—
Prorated current year bonus	80,208	104,271	104,271	104,271	104,271
Payment of accrued dividend equivalents	2,859	—	536	2,859	2,859
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	62,580	—	11,734	62,580	62,580
Vesting of performance share units	176,726	—	33,136	176,726	176,726
Continuation of welfare benefits	83,293	20,119	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	1,513,166	666,890	149,677	346,436	346,436

CHRISTOPHER P. LUNING
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	953,024	435,000	—	—	—
Prorated current year bonus	135,000	175,500	175,500	175,500	175,500
Payment of accrued dividend equivalents	35,833	—	23,955	35,833	35,833
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	275,650	—	156,036	275,650	275,650
Vesting of performance share units	746,192	—	409,498	746,192	746,192
Continuation of welfare benefits	83,293	20,119	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	63,499	63,499	—	—	827,923
Present value of retiree medical benefits	—	—	—	—	—
Total	2,314,991	694,118	764,989	1,233,175	2,061,098

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WILLIAM C. ROSS
Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	667,268	310,500	—	—	—
Prorated current year bonus	80,500	100,464	100,464	100,464	100,464
Payment of accrued dividend equivalents	23,773	—	17,509	23,773	23,773
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	160,175	—	99,126	160,175	160,175
Vesting of performance share units	449,689	—	277,087	449,689	449,689
Continuation of welfare benefits	60,491	14,611	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the Pension Benefits Table	—	—	2,604	—	—
Present value of retiree medical benefits	88,214	88,214	88,214	—	88,214
Total	1,552,610	513,789	585,004	734,101	822,315

The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits table on pages 58, 60 and 61. The total values calculated, prior to the offset for the amount shown in the Pension Benefits table, are calculated as set forth below:

TERMINATION

Once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Supplemental Pension Benefit Plan. Benefits vest upon attaining five years of service. Pension benefits for Messrs. Franklin, Smeltzer, Fox, Luning and Ross are vested and payable from the Retirement Plan as well as the Supplemental Pension Benefit Plan.

The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. Franklin, Fox and Luning are payable as an immediate lump sum payment or life annuity from the Retirement Plan and an immediate lump sum payment at age 55 from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

RETIREMENT

In the case of retirement, the present value of benefits is determined in the same manner as termination. Mr. Smeltzer and Mr. Ross are eligible for early retirement benefits from the qualified Retirement Plan and Supplemental Pension Benefit Plan. Messrs. Franklin, Fox, Schuller and Luning are not currently eligible for retirement benefits.

DEATH

Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75%

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of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2015 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. Vested benefits under the Supplemental Pension Benefit Plan are payable to the participant’s surviving spouse as a lump sum (or in certain cases transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75%) of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2015 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

DISABILITY

If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

Messrs. Franklin, Smeltzer, Fox, Luning and Ross have each completed ten years of service. Therefore, for purposes of this present value calculation, these participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence.

CHANGE-IN-CONTROL

Upon a Change-in-Control, the benefits payable to each of the named executives will be the same as those described in the Termination section above.

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OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 7, 2016 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

Certain Beneficial Owners	Sole Voting and/or Sole Investment Power (1)		Shared Voting and/or Investment Power		Amount and Nature of Beneficial Ownership	Percentage of Class Outstanding (2)
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	13,439,059		125,595		13,564,654	7.65%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	12,992,774		—		12,992,774	7.33%
State Street Corporation (5) One Lincoln Street Boston, MA 02111	—		9,668,937		9,668,937	5.46%
Directors and Named Executive Officers
Michael L. Browne	4,300		—		4,300	*
Carolyn J. Burke	—		—		—	*
Nicholas DeBenedictis	127,860		4,141	(6)	132,001	*
Christopher H. Franklin	79,162		—		79,162	*
Richard H. Glanton Esq	8,719		—		8,719	*
Lon R. Greenberg	13,500		15,800	(7)	29,300	*
William P. Hankowsky	25,125		—		25,125	*
Wendell F. Holland	9,050		—		9,050	*
Christopher P. Luning	23,773		—		23,773	*
Ellen T. Ruff	20,300		—		20,300	*
Daniel J. Schuller	215		—		215	*
David P. Smeltzer	28,328		81,095	(8)	109,423	*
William C. Ross	44,719		—		44,719	*
All Directors, Nominees and Executive Officers as a Group (14 persons)
	455,807	(9)	129,361	(10)	585,167

*	Less than one percent (1%)
(1)	Includes shares held under the Company’s 401(k) Plan. Also includes the following number of shares issuable upon exercise of outstanding stock options exercisable on or before May 31, 2016: 18,923 shares issuable to Mr. Franklin, 5,750 shares issuable to Mr. Fox; and 27,827 shares issuable to Mr. Ross.

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(2)	Percentage of ownership for each person or group is based on 177,218,592 shares of Common Stock outstanding as of March 7, 2016 and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date.
(3)	The information for The Vanguard Group was obtained from the Schedule 13 G/A filed by The Vanguard Group with the SEC on February 10, 2016.
(4)	The information for BlackRock, Inc. was obtained from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2016.
(5)	The information for State Street Corporation was obtained from the Schedule 13G/A, filed by State Street Corporation with the SEC on February 12, 2016.
(6)	The shareholdings indicated also include 4,141 shares owned by Mr. DeBenedictis’ wife.
(7)	The shareholdings indicated are owned jointly with Mr. Greenberg’s wife.
(8)	The shareholdings indicated are owned jointly with Mr. Smeltzer’s wife.
(9)	The shareholdings indicated include 74,374 shares issuable to such group upon exercise of outstanding stock options exercisable on or before May 31, 2016.
(10)	The shareholdings indicated include 129,361 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members, or (iv) in trusts for adult children.

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ADDITIONAL INFORMATION

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2015 and 2016 Annual Report to Shareholders. Please direct your request to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Ave., Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a “10% Shareholder”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it during 2014 and 2015, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING

Secretary

March 23, 2016

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APPENDIX A

UTILITY COMPANIES INCLUDED IN THE UTILITY INDUSTRY DATABASE

USED BY THE EXECUTIVE COMPENSATION COMMITTEE’S COMPENSATION CONSULTANT

AES	New Jersey Resources
AGL Resources	NextEra Energy
Allete	NiSource
Alliant Energy	Northeast Utilities
Ameren	NorthWestern Energy
American Electric Power	NW Natural
Atmos Energy	OGE Energy
Avista	Oncor Electric Delivery
Black Hills	Otter Tail
CenterPoint Energy	Pacific Gas & Electric
CH Energy Group	Pepco Holdings
Chesapeake Utilities	Pinnacle West Capital
Cleco	PNM Resources
CMS Energy	Portland General Electric
Consolidated Edison	PPL
Dominion Resources	Public Service Enterprise Group
DTE Energy	Puget Energy
Duke Energy	SCANA
Edison International	Sempra Energy
El Paso Electric Co.	Southern Company Services
Energy Future Holdings	Southwest Gas
Entergy	TECO Energy
Exelon	Tennessee Valley Authority
FirstEnergy	UGI
Iberdrola USA	UIL Holdings
Idaho Power	Unitil
Integrys Energy Group	UNS Energy
ITC Holdings Corp.	Vectren
Laclede Group	Westar Energy
LG&E and KU Energy Services	Wisconsin Energy
MDU Resources	Xcel Energy

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AQUA AMERICA, INC. 762 WEST LANCASTER AVENUE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS BRYN MAWR, PA 19010 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. To consider and take action on the election of eight nominees for directors; Nominees 01 Christopher H. Franklin 02 Nicholas DeBenedictis 03 Carolyn J. Burke 04 Richard H. Glanton 05 Lon R. Greenberg 06 William P. Hankowsky 07 Wendell F. Holland 08 Ellen T. Ruff The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the 0 0 0 independent registered public accounting firm for the Company for the 2016 fiscal year; 3. To consider and take action on an advisory vote on the compensation paid to the Company’s named executive 0 0 0 officers for 2015, as disclosed in this Proxy Statement; and NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. 25 Yes No . 1 . 0 . Please indicate if you plan to attend this meeting 0 0 R1 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000276894 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET This is your admission ticket to the Aqua America, Inc Annual Meeting of Shareholders to be held May 6. 2016 at 8:30 a.m.. Eastern Daylight Time, at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community Please present this original ticket for admission at the registration table DIRECTIONS TO DREXELBROOK BANQUET FACILITY & CORPORATE EVENTS CENTER From Schuylkill Expressway (1-76); Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Jog left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility islocated on the right. From 1-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (A gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://ir.aquaamerica.com. Proxy Aqua America, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AQUA AMERICA, INC. Proxy for Annual Meeting of Shareholders, May 6, 2016 The undersigned hereby appoints Christopher P. Luning and David P. Smeltzer, or a majority of them or any one of them acting singly in absence of the others, with full power of substiution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 8:30 a.m., Eastern Daylight Time on Friday, May 6, 2016 and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend reinvestment and Direct Stock Purchase Plan of Aqua America, Inc. as designated on the reverse side. The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR ALL the nominees listed in Proposal No. 1 on the reverse side, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2016 fiscal year in Porposal No. 2, FOR the compensation paid to the Company’s named executive officers for 2015, as disclosed in this Proxy Statement in Proposal No. 3; and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any ajournments or postponements thereof. PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD. R1.0.1.25 2 0000276894 Continued and to be signed on reverse side